Exhibit 4.32

EXECUTION VERSION

DATE: 27 MARCH 2013

AMENDED AND RESTATED GLOBAL INTERCREDITOR AGREEMENT

between, amongst others

ATLATSA RESOURCES CORPORATION

as Parent

a

PLATEAU RESOURCES PROPRIETARY LIMITED

as Borrower

and

MICAWBER 634 PROPRIETARY LIMITED

As Plateau Security SPV

and

MICAWBER 603 PROPRIETARY LIMITED

as Opco Security SPV

and

RUSTENBURG PLATINUM MINES LIMITED

as co-shareholder of Holdco, Senior Agent, Security Agent and Working Capital

Lender

and

PELAWAN FINANCE SPV PROPRIETARY LIMITED

and

TUMELO MOATLHODI MOTSISI

and

ASNA CHRIS HAROLD MOTAUNG

as trustees on behalf of the Pelawan Dividend Trust

SECTION 3: RANKING, ENFORCEMENT AND APPLICATION		29

6.	Ranking of SECURITY	29

6.1	Ranking of Security	29

6.2	Ranking of Relevant Liabilities unaffected	29

7.	Enforcement and other actions under Transaction Security Documents	29

7.1	Instructions to a Security SPV	29

7.2	Security SPV’s May Seek Instructions	30

7.3	Instructions to Security SPV’s to be Binding	30

7.4	Action on or before the Final Discharge Date	30

7.5	Action after the Senior Discharge Date	31

7.6	Exemption	31

7.7	Authority of Security Agent	32

7.8	All enforcement action through the Security Agent	32

8.	Subordination on insolvency	33

8.1	Subordination	33

8.2	Exercise of rights	33

9.	Application of proceeds	35

9.1	Application (Opco Security SPV Security)	35

9.2	Application (Plateau Security SPV Security)	36

9.3	Application (Relevant Liabilities)	36

10.	Subordination protections	36

10.1	Continuing subordination	36

10.2	Avoidance of payments	37

10.3	Waiver of defences	37

10.4	Appropriations	38

11.	Preservation of controlled Liabilities	38

12.	No liability	38

SECTION 4: STATUS, REPRESENTATIONS AND UNDERTAKINGS		40

13.	Status of Obligors and Controlled Creditors	40

14.	Amendments, consents and override	40

14.1	Changes to this Agreement	40

14.2	Consents under Transaction Security Documents	41

14.3	No objections	41

14.4	Representations and warranties	41

15.	Information and other undertakings	42

15.1	Defaults	42

15.2	Waiver of Defaults	42

15.3	Amount of Liabilities	43

15.4	Other information	43

15.5	Co-operation	43

15.6	Registration and notice	43

15.7	Consultation	43

15.8	Ranking overseas	44

15.9	Obligors’ Agent	44

15.10	Holding Companies	44

SECTION 5: FINANCE PARTIES		45

15.11	Appointment of the Senior Agent and duties of the Senior Agent	45

16.	Attorney	46

16.1	Security Agent	46

16.2	Ratification	46

17.	Security Agent	46

17.1	Appointment of the Security Agent	46

17.2	Duties of the Security Agent	46

17.3	Role of the Security Agent	46

17.4	No fiduciary duties	47

17.5	Business with the Group	47

17.6	Rights and discretions of the Security Agent	47

17.7	Responsibility for documentation	48

17.8	Exclusion of liability	49

17.9	Indemnities to the Security Agent	49

17.10	Resignation of the Security Agent	50

17.11	Resignation of the Senior Agent	51

17.12	Confidentiality	51

17.13	Credit appraisal by the Secured Parties	51

17.14	Deduction from amounts payable by the Security Agent	52

17.15	Common parties	52

17.16	Indemnity to the Security Agent	53

17.17	Security Agent expenses	53

18.	Security SPVs	53

18.1	No fiduciary duties	53

18.2	Rights and discretions of a Security SPV	53

18.3	Responsibility for documentation	53

18.4	Exclusion of liability	54

18.5	Indemnities to the Security SPV’s	55

18.6	Confidentiality	55

18.7	Credit appraisal by the Secured Parties	56

18.8	Deduction from amounts payable by a Security SPV	56

18.9	Security SPV expenses	57

19.	Security	57

19.1	Definitions	57

19.2	Retention of documents	57

19.3	Indemnity out of Security Property	57

19.4	Basis of distribution	58

19.5	No duty to collect payments	58

19.6	Appropriation	58

19.7	Investments	59

19.8	Suspense account	59

19.9	Timing of distributions	59

19.10	Delegation	59

19.11	Unwinding	60

19.12	Party	60

SECTION 6: CHANGES TO PARTIES		61

20.	Changes to Parties	61

20.1	Assignment and transfers by Parties	61

20.2	Assignments and transfers by Parties	61

20.3	Hedge Counterparties	61

20.4	Accession of Creditors	61

20.5	Senior Agent Acting for Senior Finance Parties	62

20.6	Notification by Security Agent	62

20.7	Benefit of Agreement	62

SECTION 7: ADMINISTRATION		63

21.	Indemnity	63

22.	Notices	63

22.1	Communication in Writing	63

22.2	Notices	63

22.3	Domicilia	67

22.4	Electronic communication	67

22.5	English Language	67

23.	Miscellaneous	68

23.1	Certificates and determinations	68

23.2	Severability	68

23.3	Sole Record	68

23.4	Co-operation	68

23.5	Costs	68

23.6	Remedies and waivers	69

23.7	Discharge of Relevant Liabilities	69

23.8	Counterparts	69

23.9	Failure to execute	69

24.	Governing law	70

25.	Enforcement	70

25.1	Jurisdiction	70

26.	Amendment and Restatement of the Original Agreement	70

Schedule 1	Accession Agreement	71

schedule 2	Matters requiring all Senior Lender consent	74

SIGNATURE PAGE		75

THIS AGREEMENT is dated 27 MARCH 2013 and made BETWEEN:

1.

ATLATSA RESOURCES CORPORATION (previously known as Anooraq Resources Corporation), a limited liability company incorporated under the laws of the Province of British Columbia, Canada with registration no. 10022-2033 (the “Parent”);

2.

CAMIPATH PROPRIETARY LIMITED (to be renamed Atlatsa Corporate Services South Africa Proprietary Limited) a private limited liability company incorporated under the laws of South Africa with registration no. 2012/146949/07 (Atlatsa Corporate Services);

3.	N1C RESOURCES INC., a limited liability company incorporated under the laws of the Cayman Islands with registration no. CR-94610 (“N1C Resources”);

4.	N2C RESOURCES INC., a limited liability company incorporated under the laws of the Cayman Islands with registration no. CR-94611 (“N2C Resources”);

5.	PLATEAU RESOURCES PROPRIETARY LIMITED a limited liability company incorporated under the laws of South Africa with registration number 1996/013879/07 (the “Borrower”);

6.	BOKONI PLATINUM HOLDINGS PROPRIETARY LIMITED, a limited liability company incorporated under the laws of South Africa with registration number 2007/016711/07 (“Holdco”);

7.	BOKONI PLATINUM MINES PROPRIETARY LIMITED a limited liability company incorporated under the laws of South Africa with registration number 2007/016001/07 (“Opco”);

8.	MICAWBER 634 PROPRIETARY LIMITED a limited liability company incorporated under the laws of South Africa with registration number 2007/025445/07 (the “Plateau Security SPV”);

9.	MICAWBER 603 PROPRIETARY LIMITED a limited liability company incorporated under the laws of South Africa with registration number 2007/019599/07 (the “Opco Security SPV”);

10.

RUSTENBURG PLATINUM MINES LIMITED a limited liability company incorporated under the laws of South Africa with registration number 1931/003380/06 (“RPM”, the “Senior Agent”, the “Security Agent” and the “Working Capital Lender”);

11.	PELAWAN FINANCE SPV PROPRIETARY LIMITED, a limited liability company incorporated under the laws of South Africa with registration no 2006/032879/07 (“Pelawan SPV”); and

12.

THE PELAWAN DIVIDEND TRUST an inter vivos trust established under the laws of South Africa with Master’s Reference No. IT8410/2004, represented by TUMELO MOATLHODI MOTSISI and ASNA CHRIS HAROLD MOTAUNG in their respective capacities as trustees, for the time being, for and on behalf of the Pelawan Dividend Trust (“Pelewan Dividend Trust”).

IT IS AGREED as follows:

SECTION 1: INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	DEFINITIONS

In this Agreement, unless the context otherwise requires:

1.1.1

“Accession Agreement” means a supplemental agreement to this Agreement substantially in the form set out in Schedule 1 (Accession Agreement), with such amendments as the Security Agent may approve or reasonably require.

1.1.2	“Affiliate” means “Affiliate” as defined in the Senior Facilities Agreement.

1.1.3	“Borrower Group” means the Borrower, Holdco, Opco and each of their respective direct or indirect subsidiaries for the time.

1.1.4	“Cash Equivalent Investments” has the meaning given to it in the Senior Facilities Agreement;

1.1.5	“Closing Date” means “Closing Date” as defined in the Implementation Agreement.

1.1.6	“Consent” means any consent, release, approval, waiver, amendment or other similar action.

1.1.7	“Constitutional Documents” means “Constitutional Documents” as defined in the Senior Facilities Agreement.

1.1.8	“Controlled Creditor” means the Shareholders in respect of the Shareholder Liabilities and the Intra-Group Creditors as Creditors in respect of the Intra-Group Liabilities;

1.1.9	“Controlled Liabilities” means the Shareholders Liabilities and the Intra-Group Liabilities;

1.1.10	“Creditors” means the Senior Finance Parties, Pelawan SPV, the Shareholders and the Intra-Group Creditors,

1.1.11	“Default” means a “Default” as defined in the Senior Facilities Agreement or a “Default” as defined in the Working Capital Facility Agreement.

1.1.12

“Distribution” means any payment (whether directly or by way of set-off or otherwise) by or, distribution of assets of, any member of the Borrower Group, whether in cash, property, securities or otherwise.

1.1.13	“Enforcement Action” means, in relation to any Liabilities, any lawful action whatsoever to:

(a)

demand early payment (payment prior to a scheduled payment date), demand early redemption (redemption prior to a scheduled redemption date), declare prematurely due and payable or otherwise seek to accelerate payment of or redemption of or place on demand all or any part of such Liabilities;

(b)	recover all or any part of such Liabilities (including by set-off (whether by operation of law or otherwise), combination of accounts;

(c)	exercise or enforce any rights under any guarantee, indemnity, put option, or other assurance in relation to (or given in support of) all or any part of such Liabilities;

(d)

exercise or enforce any rights under any Security whatsoever (including, without limitation, the taking of proceedings for the perfection of Security or attachment of assets) which secures or purports to secure such Liabilities (including, without limitation, any Transaction Security);

(e)

apply, petition or vote for (or take any other steps which may lead to) an Insolvency Event in relation to any Obligor or member of the Borrower Group or any suspension of payments or moratorium of any Financial Indebtedness of any Obligor or member of the Borrower Group or any analogous procedure or step in any jurisdiction; or

(f)	commence legal proceedings against any Obligor or member of the Borrower Group.

1.1.14

“Enforcement Date” means the date on which any Shareholder, any Security SPY, the Security Agent, the Senior Agent or any other Senior Finance Party first takes Enforcement Action in relation to any of the Relevant Liabilities.

1.1.15	“Event of Default” means an “Event of Default” as defined in the Senior Facilities Agreement or an “Event of Default” as defined in the Working Capital Facility Agreement.

1.1.16

“Final Discharge Date” means the date on which the Senior Agent is satisfied that all Senior Liabilities have been fully discharged and all commitments of the Senior Finance Parties to the Obligors have expired in accordance with the Finance Documents.

1.1.17	“Finance Documents” means:

(a)	at all times prior to the June 2009 Finance Document Discharge Date, the “Finance Documents” as defined in the Senior Facilities Agreement and the June 2009 Finance Documents; and

(b)	at all times after the June 2009 Finance Document Discharge Date, the “Finance Documents” as defined in the Senior Facilities Agreement.

1.1.18	“Holdco Group” means “Holdco Group” as defined in the Senior Facilities Agreement.

1.1.19	“Implementation Agreement” means the “Implementation Agreement” as defined in the Senior Facilities Agreement.

1.1.20	“Insolvency Event” means, in relation to an Obligor, any event or circumstance specified as such in clauses 23.6 (Insolvency) to 23.8 (Creditors’process) of the Senior Facilities Agreement.

1.1.21	“Instructing Creditor” means:

(a)	On or before the June 2009 Finance Documents Discharge Date, RPM

(b)

after the June 2009 Finance Documents Discharge Date, but on or before the Final Discharge Date, the Senior Agent (acting on the instructions of the Majority Lenders; provided that if the Senior Agent has notified the Working Capital Facility Lender and the Security Agent that it is satisfied that all the Senior Liabilities in relation to the Senior Facilities Agreement have been fully discharged and all commitments of the Senior Lenders to the Obligors have expired in accordance with the Senior Facilities Agreement, then the Senior Agent shall act on the instructions of the Working Capital Facility Lender); and

(c)	after the Final Discharge Date, N2C Resources.

1.1.22

“Intra-Group Agreements” means this Agreement and any document or agreement, including book entries, (written or otherwise) evidencing any Intra-Group Liabilities payable or owing by a member of the Borrower Group to any other member of the Borrower Group.

1.1.23

“Intra-Group Creditors” means the Borrower, Holdco and Opco and those members of the Borrower Group that enter into an Accession Agreement in accordance with clause 20.4 (Accession of new Intra-Group Creditors) as an Intra-Group Creditor.

1.1.24	“Intra-Group Liabilities” means all Liabilities of a member of the Borrower Group to another member of the Borrower Group, including under the Subordinated Documents.

1.1.25	“June 2009 Finance Documents” means:

(a)	the “Finance Documents” as this term is defined in the June 2009 Senior Facilities Agreement; and

(b)	the June 2009 Senior Facilities Agreement, the OCSF Agreement, the RPM Plateau A Preference Share Subscription Agreement;

1.1.26

“June 2009 Finance Documents Discharge Date” means the date and time at which step 13 (Repayment of June 2009 Senior Facilities Agreement Outstandings) has been completed in accordance with the Implementation Agreement.

1.1.27

“June 2009 Finance Parties” means each (1) “Finance Party” as this term is defined in the June 2009 Senior Facilities Agreement and (2) “Finance Party” as this term is defined in the RPM Funding Common Terms Agreement.

1.1.28

“June 2009 Global Intercreditor Agreement” means the agreement entitled “Global Intercreditor Agreement”, dated 12 June 2009 and made between, amongst others, (1) the Parent, (2) N1C Resources, (3) N2C Resources, (4) the Borrower and (5) RPM.

1.1.29	“June 2009 Senior Facilities Agreement” means the “June 2009 Senior Facilities Agreement” as defined in the Senior Facilities Agreement.

1.1.30	“Legal Reservations” means “Legal Reservations” as defined in the Senior Facilities Agreement.

1.1.31

“Liabilities” means, in relation to a person, all obligations or liabilities of any kind of that person from time to time, whether they are to pay money or to perform (or not to perform) any other act; express or implied; present, future or contingent; joint or several; incurred as a principal or surety or in any other manner; originally owing to the person claiming performance or acquired by that person from someone else, together with:

(a)	all accruing interest, dividends and all related losses, fees, costs and other expenses;

(b)	any refinancing (including subsequent refinancings), novation or rescheduling of such liabilities or any part thereof;

(c)	any claim for breach of representation, warranty, undertaking or on an event of default or under any indemnity in connection with any relevant document or agreement;

(d)

any further advance or subscription which may be made under any document or agreement supplemental to any such document or agreement together with all related interest, dividends, losses, fees, costs and other expenses;

(e)

any claim for interest accruing or dividends accruing on or after the filing of any petition in bankruptcy or reorganisation whether or not a claim for post filing interest is allowed in such proceeding;

(f)	any claim for damages or restitution in the event of rescission of any such liabilities or otherwise in connection with any such document or agreement;

(g)	any claim flowing from any recovery of a payment or discharge in respect of such liabilities on the grounds of preference or otherwise; and

(h)

any amounts (such as post-insolvency interest) which would otherwise be included in any of the above but for their discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

1.1.32	“Majority Lenders” means “Majority Lenders” as defined in the Senior Facilities Agreement.

1.1.33	“N2C Resources Shareholder Loan Agreement” means “N2C Resources Shareholder Loan Agreement” as defined in the Senior Facilities Agreement.

1.1.34	“Obligor” means each “Obligor” as defined in the Senior Facilities Agreement.

1.1.35	“Opco Security SPV Counter Indemnity Agreements” means the Opco Security SPV Counter Indemnity Agreements” as defined in the Senior Facilities Agreement.

1.1.36	“Opco Security SPV Debt Guarantee” means each “Opco Security SPV Debt Guarantee” as defined in the Senior Facilities Agreement.

1.1.37	“Opco Security SPV Obligors” means the “Opco Security SPV Obligors” as defined in the Senior Facilities Agreement.

1.1.38	“Opco Security SPV Security” means each of the Transaction Security Documents in relation to Security given by an Opco Security SPV Obligor in favour of the Opco Security SPV.

1.1.39	“Party” means a party to this Agreement.

1.1.40	“Pelawan Dividend Trust” means the Pelawan Dividend Trust, an inter vivos trust established under the laws of South Africa with Master’s Reference No. IT8410/2004.

1.1.41	“Pelawan Dividend Trust Account” means the bank account notified by the Pelawan Dividend Trust to the Borrower, RPM and the Senior Agent.

1.1.42	“Periodic Repayment Obligations” means the “Periodic Repayment Obligations as defined in the Senior Facilities Agreement.

1.1.43	“Permitted Guarantee” means “Permitted Guarantee” as defined in the Senior Facility Agreement.

1.1.44	“Permitted Payments” means, in relation to the Shareholder Liabilities, the payments as permitted by clause 4.2 (Permitted Payments: Shareholder Liabilities).

1.1.45	“Permitted Transferee” means “Permitted Transferee” as defined in the Senior Facilities Agreement.

1.1.46	“Plateau Security SPV Counter Indemnity Agreements” means the Plateau Security SPV Counter Indemnity Agreements” as defined in the Senior Facilities Agreement.

1.1.47	“Plateau Security SPV Debt Guarantee” means each “Plateau Security SPV Debt Guarantee” as defined in the Senior Facilities Agreement.

1.1.48	“Plateau Security SPV Obligors” means the “Plateau Security SPV Obligors” as defined in the Senior Facilities Agreement.

1.1.49	“Plateau Security SPV Security” means each of the Transaction Security Documents in relation to Security given by a Plateau Security SPV Obligor in favour of the Plateau Security SPV.

1.1.50	“Prohibited Distribution” means, in relation to the Controlled Liabilities:

(a)	any payment or repayment, purchase or acquisition, reduction or redemption (in whole or in part), of any of the Controlled Liabilities (whether in cash or in kind);

(b)	any Distribution in satisfaction (in whole or in part), of any of the Controlled Liabilities;

(c)

(save only to the extent it may be required to do so, or the same occurs automatically by operation of law, under any applicable law (not including, for the avoidance of doubt, under any contract)) any set-off against any of the Controlled Liabilities;

(d)

(without prejudice to the generality of (a) to (c) above) any dividend, or any money in redemption, reduction, repayment, purchase, cancellation or other extinguishment of any share capital or any other Distribution in respect of such share capital to any person (including, without limitation, to the Shareholders or an Intra-Group Creditor) or interest in respect of, or the repayment, redemption or purchase of, any loan stock and loan notes or similar instrument issued by any Obligor, in each case, other than in relation to any payment contemplated in paragraph (a) to (d) above to the extent that it is made pursuant to or for the purposes of giving effect to the Periodic Repayment Obligations in compliance with the provisions of the Senior Facilities Agreement or pursuant to a “Permitted Distribution” as defined in the Senior Facilities Agreement.

1.1.51	“Project Company” means “Project Company” as defined in the Senior Facilities Agreement.

1.1.52	“Relevant Liabilities” means the Senior Liabilities and the Shareholder Liabilities (as applicable).

1.1.53

“Relevant Percentage” means the percentage which is required to ensure compliance with the Authorisations provided by the Financial Surveillance Department of the South African Reserve Bank when remitting funds to N2C Resources.

1.1.54	“RPM Plateau A Preference Share Subscription Agreement” means “RPM Plateau A Preference Share Subscription Agreement” as defined in the RPM Funding Common terms Agreement.

1.1.55	“RPM Funding Common Terms Agreement” means “RPM Funding Common Terms Agreement” as this term is defined in the Senior Facilities Agreement.

1.1.56	“Secured Assets” means “Secured Assets” as defined in the Senior Facilities Agreement.

1.1.57	“Secured Party” means each Senior Finance Party.

1.1.58	“Security Provider” means each Obligor which has provided or purported to provide security pursuant to any Transaction Security Document.

1.1.59	“Security” means “Security” as defined in the Senior Facilities Agreement.

1.1.60	“Security SPV” means any of the Plateau Security SPV and the Opco Security SPV.

1.1.61	“Senior Declared Default” means an Event of Default which has resulted in the Senior Agent exercising any of its rights under clause 23.20 (Acceleration) of the Senior Facilities Agreement.

1.1.62	“Senior Enforcement Action” means, in relation to any Senior Liabilities, any action whatsoever to:

(a)	direct the Security Agent and/or either Security SPV to sell any assets under the terms of the Transaction Security to any person;

(b)

apply, petition or vote for (or take any other steps which may lead to) an Insolvency Event in relation to any Obligor or any member of the Holdco Group or any suspension of payments or moratorium of any Financial

Indebtedness of any Obligor or any member of the Holdco Group or any analogous procedure or step in any jurisdiction; or

(c)	commence legal proceedings against any Obligor or any member of the Holdco Group.

1.1.63

“Senior Facilities Agreement” means the ZAR2 300 000 000 plus the Tranche 1 Amount (inclusive of capitalised interest) term facility agreement dated on or about the date of this Agreement and made between, amongst others, the Parent, N1C Resources, N2C Resources, the Borrower, Holdco, Opco, each Security SPV, the Senior Lenders, the Senior Agent and the Security Agent.

1.1.64	“Senior Finance Party” means:

(a)

at all times prior to the June 2009 Finance Document Discharge Date, the Working Capital Facility Lender, the June 2009 Finance Parties and each “Finance Party” as defined in the Senior Facilities Agreement; and

(b)	at all times after the June 2009 Finance Document Discharge Date, the Working Capital Facility Lender and each “Finance Party” as defined in the Senior Facilities Agreement,

and “Senior Finance Parties” means each or any of them (as the context may require).

1.1.65	“Senior Lenders” means the “Lenders” as defined in the Senior Facilities Agreement.

1.1.66	“Senior Liabilities” means all the Liabilities of any Obligor to any Senior Finance Party in connection with any of the Finance Documents.

1.1.67	“Service Agreements(s)” means “Service Agreement(s)” as defined in the Senior Facilities Agreement.

1.1.68	“Shareholder Loan Documents” means “Shareholder Loan Documents” as defined in the Senior Facilities Agreement.

1.1.69	“Shareholders” means the Parent, N1C Resources and N2C Resources or any of their Affiliates, other than any member of the Borrower Group.

1.1.70

“Shareholders Documents” means this Agreement, the Shareholder Loan Documents, Umbrella Services Agreement, the Services Agreements, the Acquisition Documents and any other document or agreement (including Constitutional Documents) providing for the payment of any amount by any member of the Borrower Group to a Shareholder (or any of its Affiliates, other than members of the Borrower Group).

1.1.71

“Shareholders Liabilities” means all Liabilities of each member of the Borrower Group to any Shareholder including in connection with any of the Shareholders Documents and including any dividends or other Distributions and any amount payable to any Shareholder on a liquidation or other insolvency of any member of the Borrower Group or in respect of any advisory, monitoring, management or other fees or expenses.

1.1.72

“Subordinated Documents” means the Shareholders Documents or any other document (other than a Finance Document) or agreement (written or otherwise) providing for, or giving rise to, the payment of any amount by any member of the Borrower Group or N2C Resources to any Shareholder (or any of its Affiliates) or any Intra-Group Creditor.

1.1.73	“Tranche 1 Amount” means the “Tranche 1 Amount” as defined in the Senior Facilities Agreement.

1.1.74	“Transaction Documents” means “Transaction Documents” as defined in the Senior Facilities Agreement.

1.1.75	“Transaction Security” means the Security created or purported to be created under or pursuant to the Transaction Security Documents.

1.1.76	“Transaction Security Documents” means each of the “Transaction Security Documents” as defined in the Senior Facilities Agreement.

1.1.77	“Transferee” has the meaning given to it in clause 20.2.1 (Assignments and transfers by Parties).

1.1.78	“Treasury Transaction” means “Treasury Transaction” as defined in the Senior Facilities Agreement.

1.1.79	“Turnover Receipts” means, in relation to the Controlled Liabilities:

(a)

any receipt or recovery of a payment or other Distribution of any kind whatsoever in respect, or on account, of any Controlled Liabilities which is not permitted by, or which is in breach of, or contrary to the terms of, this Agreement;

(b)	any receipt or recovery of proceeds pursuant to any Enforcement Action;

(c)	any payment or other Distribution of any kind whatsoever in relation to the purchase or other acquisition of any Controlled Liabilities;

(d)

any Controlled Liabilities that are discharged by set-off (whether by operation of law or otherwise), combination of accounts, conversion of preference shares into ordinary shares or otherwise and which is not otherwise permitted by the provisions of this Agreement;

(e)	any receipt or recovery of a payment or other Distribution as a result of the occurrence of an Insolvency Event in respect of any Obligor;

(f)

any Permitted Payment being made on the basis of financial information contained in any management accounts and following which the audited financial statements or report delivered pursuant to clauses 20.1 (Financial Statements) or 203 (Provision and contents of Compliance Certificate) of the Senior Facilities Agreement show that such financial information was incorrect and that had such audited financial statements and report been taken into account rather than such management accounts then such payment should not (taking account of the position subsequently shown) have been payable in accordance with this Agreement; and

(g)	any payment which is made to a shareholder of Holdco in breach of the Holdco Shareholders Agreement.

1.1.80	“Umbrella Services Agreement” means “Umbrella Services Agreement” as defined in the Senior Facilities Agreement.

1.1.81	“Working Capital Facility Agreement” means “Working Capital Facility Agreement” as defined in the Senior Facilities Agreement.

1.1.82	“Working Capital Facility Lender” means the lender under the Working Capital Facility Agreement from time to time.

1.2	CONSTRUCTION

1.2.1	Unless a contrary indication appears, a reference in this Agreement to:

(a)

the “Borrower”, “Holdco”, “N1C Resources”, “N2C Resources”, any “Obligor”, “Opco”, any “Security Provider”, the “Parent”, any “Project Company”, “RPM”, the “Security Agent”, the “Senior Agent”, the “Senior Finance Parties”, any “Senior Lender”, any “Shareholder”, any other person which accedes to this Agreement in accordance with clause 20 (Changes to Parties) or any other person shall be construed to include its successors in title, permitted assigns and permitted transferees and, in the case of the Senior Agent and the Security Agent, any person for the time being appointed as Senior Agent or Security Agent in accordance with the Finance Documents;

(b)

(or to any provision of) a “Finance Document” or “Subordinated Document” or any other agreement or instrument is a reference to the Finance Document or the Subordinated Document (as applicable), that provision or other agreement or instrument as in force for the time being and as from time to time amended, restated, supplemented or novated (however fundamentally including by any increase in amounts owing or available to be utilised under such document or any change to the parties thereto) and (where such consent is, by the terms of this

Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) with the prior written consent of RPM, the Senior Agent and/or any other relevant Senior Finance Parties;

(c)	any preference share subscription agreement, shall be construed to include the relevant terms of issue referred to in or contemplated by any such preference share subscription agreement;

1.2.2	a provision of law is a reference to that provision as amended or re-enacted;

(a)	a time of the day is a reference to London time;

(b)	“including” means including without limitation; and

(c)	words importing the plural shall include the singular and vice versa.

1.2.3	Section, clause and Schedule headings are for ease of reference only.

1.2.4	Unless a contrary indication appears, words and expressions defined and construction in the Senior Facilities Agreement shall have the same meaning when used in this Agreement.

1.2.5	Except as expressly provided for in this Agreement, no provision of this Agreement constitutes a stipulation for the benefit of any person who is not a Party to this Agreement.

1.3	INCONSISTENCIES WITH OTHER DOCUMENTS

1.3.1	Save as expressly provided to the contrary in this Agreement:

(a)

if there is an inconsistency between the provisions of this Agreement (regarding subordination, permitted payments, turnover, ranking, application of proceeds and amendments only) and any other Finance Document, Shareholders Document or any agreement constituting the Intra-Group Liabilities, this Agreement will prevail; and

(b)

if there is an inconsistency between the provisions of this Agreement (regarding any provision relating to the appointment of and/or the rights and/or obligations of the Senior Agent and/or the Security Agent) and the June 2009 Senior Facilities Agreement or the June 2009 Global Intercreditor Agreement, this Agreement will prevail.

1.4	FINANCIAL ASSISTANCE

For the avoidance of doubt, notwithstanding any other provision of this Agreement but without prejudice to the Transaction Security Documents, in the case of Obligors that are members of the Holdco Group, this Agreement shall not operate to impose any obligation on any such Obligor which would constitute the giving of financial assistance by any person if and for so long as it would not be lawful for such financial assistance to be given by any such Obligor.

SECTION 2: THE RELEVANT LIABILITIES

2.	RANKING OF RELEVANT LIABILITIES

2.1	RANKING OF RELEVANT LIABILITIES

Except as provided in this Agreement, the Relevant Liabilities will rank for all purposes and at all times in the following order:

2.1.1	first, the Senior Liabilities; and

2.1.2	second, the Shareholder Liabilities.

2.2	RANKING OF RELEVANT LIABILITIES UNAFFECTED

The ranking and order of priority of Relevant Liabilities listed in clause 2.1 (Ranking of Relevant Liabilities) shall apply notwithstanding:

2.2.1	the order of registration, notice or execution of any Transaction Security Document or other document;

2.2.2	when any Relevant Liability is incurred;

2.2.3	whether or when any person is obliged to advance any Relevant Liability;

2.2.4	any fluctuation in the outstanding amount of, or any intermediate discharge of, any Relevant Liability;

2.2.5	the creation in favour of any person, in accordance with this Agreement, of any additional Security over the undertaking, properties or assets of the Obligors (or any of them); and

2.2.6	any contrary provisions in any other Finance Document or any other Transaction Document.

2.3	CLASSES OF CERTAIN LIABILITIES INTER SE:

2.3.1	The Senior Liabilities, the Shareholder Liabilities and the Intra-Group Liabilities shall not be secured, except:

(a)	to the extent secured by the Transaction Security Documents; and

(b)	Intra-Group Liabilities constituted between the Project Companies to the extent permitted by the Senior Facilities Agreement; or

(c)	as otherwise provided for in this Agreement.

3.	SENIOR LIABILITIES

3.1	PAYMENTS IN RELATION TO SENIOR LIABILITIES

The Obligors shall pay or repay the Senior Liabilities in accordance with the terms of the Finance Documents and the remaining provisions of the Finance Documents.

3.2	SECURITY

The Security SPVs may take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Senior Liabilities in addition to the Transaction Security in existence granted at or about the date of this Agreement or contemplated to be granted as provided for in the Senior Facilities Agreement (but which may not have been granted already at or about the date of this Agreement).

3.3	RESTRICTIONS ON ENFORCEMENT ACTION: SENIOR LIABILITIES

3.3.1	Each of the Senior Finance Parties agrees that:

(a)	the Working Capital Facility Lender shall not take, and shall not direct the Security Agent to take, any Senior Enforcement Action without the prior written consent of the Senior Lenders; and

(b)

without prejudice to the rights and obligations of the Security Agent under the Finance Documents (and until such time as the Senior Agent has notified the Working Capital Facility Lender and the Security Agent that it is satisfied that all the Senior Liabilities in relation to the Senior Facilities Agreement have been fully discharged and all commitments of the Senior Lenders to the Obligors have expired in accordance with the Senior Facilities Agreement), the Senior Agent, acting in accordance with the instructions of the Majority Lenders, shall have the sole and exclusive rights to instruct the Security Agent on all matters under this Agreement and the other Finance Documents.

3.4

If for any reason the Senior Agent or any Security SPV is not entitled to take any action or exercise any powers given to it under this Agreement or any other Finance Document, the relevant Senior Finance Parties undertake to take any action and exercise any powers which the Senior Agent or the relevant Security SPV reasonably requires from them. The relevant Senior Finance Parties shall not be responsible to any other Senior Finance Party for any action taken or exercise of power which the Senior Agent or Security SPV reasonably requires.

3.5	PLATEAU INTERCREDITOR AGREEMENT

The Parties acknowledge and agree that:

3.5.1

the Senior Finance Parties may enter into the Plateau Intercreditor Agreement, which will regulate the rights and obligations of the Senior Finance Parties under the Finance Documents; provided that such agreement may not be entered into without the prior consent of the Borrower (such consent not to be unreasonably withheld or delayed) if it (either originally or by way of permitted amendment to such agreement without the consent of the Borrower):

(a)	imposes new or additional obligations or Liabilities on the Obligors; or

(b)

changes the basis upon which any Permitted Payments or Permitted Distributions (as defined in the Senior Facilities Agreement) are calculated (including the timing, currency or amount of such payments) or the definition of Majority Lender (as defined in the Senior Facilities Agreement); or

(c)	changes the all Senior Lender consent provisions set out in Schedule 2 to this Agreement;

3.5.2	any person which is not a party to the Plateau Intercreditor Agreement shall have no rights or obligations under the Plateau Intercreditor Agreement; and

3.5.3

as between the parties to the Plateau Intercreditor Agreement, insofar as there may be a conflict between the provisions of this Agreement or any other Finance Document, and the Plateau Intercreditor Agreement, the provisions of the Plateau Intercreditor Agreement shall, to the extent of inconsistency, prevail.

4.	SHAREHOLDER LIABILITIES

4.1	PROHIBITED ACTIONS: SHAREHOLDER LIABILITIES

Subject to clause 8.2 (Exercise of rights), until after the Final Discharge Date:

4.1.1	no member of the Borrower Group may enter into any contract or other arrangement with any Shareholder without the prior consent of the Instructing Creditor;

4.1.2

no Obligor will make, and each Obligor will procure that none of its Subsidiaries will make, and no Shareholder will receive, any Prohibited Distribution in respect, or on account, of the Shareholder Liabilities;

4.1.3

no Obligor will, and each Obligor will procure that none of its Subsidiaries will, create or permit to subsist and no Shareholder will receive, any Security over any asset of the Borrower or any members of the Borrower Group or give or permit to subsist any guarantee in respect, or on account, of any part of the Shareholder Liabilities;

4.1.4

no Shareholder will claim or rank as a creditor in the insolvency, winding-up, bankruptcy or liquidation of any member of the Borrower Group other than in circumstances in which that Shareholder may otherwise permanently lose its rights to file a claim against the relevant member of the Borrower Group if a claim is not filed at that time, provided that any amount received by a Shareholder pursuant to such claim, shall be deposited into a special single purpose proceeds account nominated for this purpose by the Security Agent (each a “Proceeds Account”) and the proceeds standing to the credit of any such Proceeds Account shall be applied by the Security Agent in accordance with the priority of payments referred to in clause 9 (Application of Proceeds);

4.1.5

no Obligor will, and each Obligor will procure that none of its Subsidiaries will, take or omit to take, and no Shareholder will take or omit to take any action whereby the ranking and/or subordination contemplated by this Agreement may be impaired;

4.1.6

no Obligor will, and each Obligor will procure that none of its Subsidiaries will, and no Shareholder will charge, assign or otherwise transfer rights and/or obligations under any Shareholders Documents; and

4.1.7	no Shareholder will exercise its voting rights as shareholder of any Obligor so as to permit or require any Obligor to make any Prohibited Distribution,

in each case (i) other than as may be expressly permitted in the Finance Documents, and (ii) to the extent such conduct would not or is not reasonably likely to constitute or result in a breach of any Transaction Document, without the prior written consent of the Instructing Creditor and, in the case of clause 4.1.6, provided that simultaneously with any charge, assignment or transfer contemplated in that clause, the relevant transferee agrees to be bound by the provisions of this Agreement by entering into an Accession Agreement.

4.2	PERMITTED PAYMENTS: SHAREHOLDER LIABILITIES

4.2.1

Prior to the Final Discharge Date and subject to clause 4.3 (Suspension of Permitted Payments: Shareholder Liabilities), a member of the Borrower Group may make, and a Shareholder may receive, in respect, or on account, of the Shareholder Liabilities:

(a)	any payment which does not constitute a Prohibited Distribution or is otherwise in breach of any provision of this Agreement or any other Finance Document; provided that in relation to:

(i)	any payment by the Borrower to N2C Resources under the N2C Resources Shareholder Loan Agreement; or

(ii)	the payment of any dividend to N2C Resources by the Borrower, such payment constitutes a Permitted Distribution; and

an amount equal to the Relevant Percentage of the proceeds of that dividend payment are duly credited (on behalf of N2C Resources) to the Pelawan Dividend Trust Account.

4.2.2

After the Final Discharge Date, all payments and repayments of principal, interest and all other amounts in respect, or on account, of the Shareholders Liabilities shall be made in accordance with the Shareholders Documents.

4.3	SUSPENSION OF PERMITTED PAYMENTS: SHAREHOLDER LIABILITIES

Prior to the Final Discharge Date, no payment which would otherwise be permitted under clause 4.2 (Permitted Payments: Shareholder Liabilities) may be made without the prior written consent of the Instructing Creditor if a Default has occurred and is continuing and if the Instructing Creditor has notified the Borrower that it is suspending the right of the Borrower and the other members of the Borrower Group to make payments in respect, or on account, of all or part of the Shareholder Liabilities provided that after the Enforcement Date, decisions in respect of such payments will be made by the Security Agent acting in accordance with the instructions of the Instructing Creditor and the procedures in clause 7 (Enforcement and other actions under Transaction Security Documents).

4.4	RESTRICTIONS ON ENFORCEMENT ACTION: SHAREHOLDER LIABILITIES

Until after the Final Discharge Date, no Shareholder may take Enforcement Action in relation to any Shareholder Liabilities without the prior written consent of the Instructing Creditor, except in the circumstances contemplated by clause 4.1.4 (Prohibited actions: Shareholder Liabilities).

4.5	TURNOVER: SHAREHOLDER LIABILITIES

If at any time on or before the Final Discharge Date, any Shareholder or the Pelawan Dividend Trust receives or recovers any Turnover Receipts, the recipient or beneficiary of that Turnover Receipt will promptly pay all amounts and other Distributions received or recovered to the Security Agent (for application in accordance with this Agreement (including under clause 9 (Application of proceeds), if applicable) and, pending that payment, will hold those amounts and other Distributions as agent for the Security Agent for application in accordance with the terms of this Agreement.

4.6	NO REDUCTION OR DISCHARGE

As between the Obligors and the Shareholders (each in their capacity as such), the Shareholder Liabilities will be deemed not to have been reduced or discharged to the extent of any payment or other Distribution to the Security Agent under clause 4.5 (Turnover: Shareholder Liabilities).

4.7	INDEMNITY

The Borrower, Holdco and Opco (to the extent applicable and having regard to which each of these Parties is the obligor under the relevant Shareholder Liabilities) will fully indemnify each Shareholder upon demand (up to an aggregate amount equal to the relevant Shareholder Liabilities) for the amount of any payment or other Distribution to the Security Agent under clause 4.5 (Turnover: Shareholder Liabilities) (a) for any costs, liabilities and expenses incurred and properly evidenced by the relevant Shareholder as a result of it having to make that payment and (b) to the extent that clause 4.6 (No reduction or discharge) is held not to be effective to re-instate the amount of that payment or other Distribution as Shareholder Liabilities.

4.8	SUBROGATION: SHAREHOLDERS

4.8.1

Until after the Final Discharge Date, the Shareholders will not in any circumstances be subrogated to any right of the Senior Finance Parties or any Security or guarantee arising under the Finance Documents in respect of the Shareholder Liabilities.

4.8.2

After the Final Discharge Date, each Senior Finance Party will give such assistance to the applicable Shareholders as they may reasonably require in exercising those rights of subrogation (including a cession of such rights), provided that each such Senior Finance Party is indemnified on demand to its reasonable satisfaction by the Shareholders against any costs, expenses and liabilities that it incurs, and which are properly evidenced in relation to giving that assistance.

4.9	AMENDMENTS AND TRANSFERS: SHAREHOLDERS DOCUMENTS

Until after the Final Discharge Date, no Obligor nor any Shareholder will agree to or take any action which would:

4.9.1

amend any Shareholders Documents which would make any principal, interest, or other Distribution or other sum payable under any Shareholders Documents on a date earlier or more frequently than that provided in the relevant Shareholders Document at the date of this Agreement;

4.9.2

amend any Shareholders Documents which would result in any Obligor being subject to more onerous obligations (including without limitation financial covenants) as a whole than those existing at the date of this Agreement or which would conflict with any provision of this Agreement;

4.9.3	charge, assign or otherwise transfer rights and/or obligations under any Shareholders Document; or

4.9.4	refinance the Liabilities of the Borrower under the N2C Resources Shareholder Loan Agreement,

in each case, without the prior consent of the Instructing Creditor and, in the case of clause 4.9.3, provided that simultaneously with any charge, assignment or transfer contemplated in that clause, the relevant transferee agrees to be bound by the provisions of this Agreement by entering into an Accession Agreement.

5.	INTRA-GROUP LIABILITIES

5.1	PROHIBITED ACTIONS: INTRA-GROUP LIABILITIES

Subject to clause 5.2 (Permitted Payments: Intra-Group Liabilities) and clause 5.3 (Permitted Security: Intra-Group) and 8.2 (Exercise of rights), until after the Final Discharge Date:

5.1.1	no member of the Borrower Group may enter into any contract or other arrangement with any other member of the Borrower Group without the prior consent of the Instructing Creditor;

5.1.2

no member of the Borrower Group will, and each other Obligor will procure that no member of the Borrower Group will, make, and no member of the Borrower Group will receive any Prohibited Distribution in respect, or on account, of the Intra-Group Liabilities;

5.1.3

no member of the Borrower Group will, and each Obligor will procure that no member of the Borrower Group will, create or permit to subsist, and no member of the Borrower Group will receive from any other member of the Borrower Group, any Security over any asset of any member of the Borrower Group or give or permit to subsist any guarantee in respect, or on account, of any part of the Intra-Group Liabilities other than under the Finance Documents;

5.1.4

no member of the Borrower Group will, and each Obligor will procure that no member of the Borrower Group will, take or omit to take, and no member of the Borrower Group will take or omit to take, any action with respect to the applicable Intra-Group Liabilities whereby the ranking and/or subordination contemplated by this Agreement may be impaired;

5.1.5

no member of the Borrower Group will, and each Obligor will procure that no member of the Borrower Group or any of their Affiliates will, take any action whereby any Intra-Group Liabilities are evidenced by a negotiable instrument;

5.1.6

no member of the Borrower Group will convert and each Obligor will procure that no member of the Borrower Group or any of their Affiliates will convert, any Intra-Group Liabilities into shares of an Obligor other than pursuant to the transactions to be implemented as the Closing Date and identified in the Implementation Agreement; and

5.1.7	no member of the Borrower Group will, and each Obligor will procure that no member of the Borrower Group or any of its Subsidiaries will, charge,

assign or otherwise transfer rights and/or obligations under any Intra-Group Agreement except pursuant to any of the Transaction Security Documents,

in each case (i) other than as may be expressly permitted in the Finance Documents, or (ii) to the extent such conduct would not or is not reasonably likely to constitute or result in a breach of any Transaction Document, without the prior written consent of the Instructing Creditor, RPM, the Borrower and N2C Resources and, in the case of clause 5.1.7, provided that simultaneously with any charge, assignment or transfer contemplated in that clause, the relevant chargee/transferee agrees to be bound by the provisions of this Agreement by entering into an Accession Agreement.

5.2	Permitted Payments: Intra-Group Liabilities

Prior to the Final Discharge Date and subject to clause 5.4 (Suspension of Permitted Payments and Security: Intra-Group Liabilities), a member of the Borrower Group may make and a member of the Borrower Group may receive, in respect of, or on account of, Intra-Group Liabilities any payment which does not constitute a Prohibited Distribution or is otherwise in breach of any provision of this Agreement or any other Finance Document.

5.3	PERMITTED SECURITY: INTRA-GROUP LIABILITIES

5.3.1

Prior to the Final Discharge Date a Project Company may create or permit to subsist, and any other Project Company may receive from any other Project Company, any Security over any asset of any Project Company or give or permit to subsist any guarantee, on account of any part of any Intra-Group Liabilities constituted between each or any Project Company provided, in each case, there is no recourse to any other member of the Borrower Group and provided such Security constitutes Permitted Security.

5.3.2

Opco may create or permit to subsist, and the Borrower and Holdco may receive from Opco, a back to back counter indemnity of any Intra Group Liabilities constituted between Opco and the Borrower or Holdco (as the case may be) in connection with any Permitted Guarantee entered into by the Borrower or Holdco (as the case may be) in favour of a third party for the obligations of Opco pursuant to paragraph (c) of the definition of Permitted Guarantee (as defined in the Senior Facilities Agreement).

5.4	SUSPENSION OF PERMITTED PAYMENTS AND SECURITY: INTRA-GROUP LIABILITIES

Prior to the Final Discharge Date, no payment in respect of an Intra-Group Liability, guarantee or security which would otherwise be permitted under clause 5.2 (Permitted Payments: Intra-Group Liabilities) or clause 5.3 (Permitted Security: Intra-Group Liabilities) may be made or created (as the case may be) without the prior written consent of the Instructing Creditor if an Event of Default has occurred and if the Instructing Creditor has notified the Borrower that it is suspending the right of the members of the Borrower Group to make payments or create guarantees or Security in respect of Intra-Group Liabilities (or certain of them as specified in such notice) provided that after the Enforcement Date, decisions in respect of or on account of such payments, guarantees or Security will be made by the Security Agent (acting and the procedures in clause 7 (Enforcement and other actions under Transaction Security Documents).

5.5	RESTRICTION ON ENFORCEMENT ACTION: INTRA-GROUP LIABILITIES

Until after the Final Discharge Date:

5.5.1

no member of the Borrower Group may take Enforcement Action in relation to any Intra-Group Liabilities without the prior written consent of the Security Agent (acting on the instructions of the Instructing Creditor); and

5.5.2

upon the occurrence of an Event of Default which is not capable of being remedied within any applicable cure period, each member of the Borrower Group will, and the Obligors shall ensure that the relevant members of the Borrower Group will, take any Enforcement Action in relation to the Intra-Group Liabilities which the Security Agent directs it to take and, if so required by the Security Agent, shall (to the extent the relevant member of the Holdco Group is able) amend, waive or release the Intra-Group Liabilities owed to it by other members of the Borrower Group and/or terms applicable to it in such manner and to such extent as the Security Agent may direct.

5.6	TURNOVER: INTRA-GROUP LIABILITIES

If at any time on or before the Final Discharge Date, any member of the Borrower Group receives or recovers any Turnover Receipts, the recipient or beneficiary of that Turnover Receipt will (and the Obligors shall procure that the relevant member of the Borrower Group will) promptly pay all amounts received or recovered and other Distributions received to the Security Agent (for application in accordance with this Agreement (including under clause 9 (Application of proceeds)), if applicable and, pending that payment, will hold those amounts and other Distributions as agent for the Security Agent for application in accordance with the terms of this Agreement.

5.7	SUBROGATION: INTRA-GROUP CREDITORS

5.7.1

Until after the Final Discharge Date, the members of the Borrower Group will not (and the Obligors shall procure that the relevant member of the Borrower Group will not) in any circumstances be subrogated to any right of the Senior Finance Parties or any Security or guarantee arising under the Finance Documents.

5.7.2

After the Final Discharge Date, each Senior Finance Party will give such assistance to the applicable members of the Borrower Group as they may require in exercising those rights of subrogation (including a cession of such rights) provided that each such Senior Finance Party is indemnified on demand to its reasonable satisfaction by the Borrower Group against any costs, expenses and liabilities it incurs, and which are properly evidenced in relation or giving that assistance.

SECTION	3: RANKING, ENFORCEMENT AND APPLICATION

6.	RANKING OF SECURITY

6.1	RANKING OF SECURITY

All Transaction Security is given to the Security SPV’s directly or indirectly for the obligations of the Borrower under the Finance Documents and all proceeds from enforcement of the Transaction Security will, for all purposes and at all times be applied by the relevant Security SPV (or the Security Agent on its behalf) towards the claims of the Senior Finance Parties under the Opco Security SPV Guarantee or the Plateau Security SPV Guarantee, as the case may be, pari passu and pro rata to each Senior Finance Party in the proportion to which each Senior Finance Party’s share of the Senior Liabilities bears to all the Senior Liabilities then unpaid and outstanding.

6.2	RANKING OF RELEVANT LIABILITIES UNAFFECTED

The ranking and order of priority of the Transaction Security listed in clause 6.1 (Ranking of Security) shall apply notwithstanding:

6.2.1	the order of registration, notice or execution of any Transaction Security Document or other document;

6.2.2	when any Relevant Liability is incurred;

6.2.3	whether or when a Creditor is obliged to advance any Liability;

6.2.4	any fluctuation in the outstanding amount of, or any intermediate discharge of, any Relevant Liability;

6.2.5

the creation in favour of any Creditor, in accordance with this Agreement, of any additional Security over the undertaking, properties or assets of the Obligors (or any of them) or any perfection or attachment proceedings in relation to any asset or assets which is or are (as the case may be) expressed to be subject to any Transaction Security Document; or

6.2.6	any contrary provisions in any Finance Document or any Subordinated Document.

7.	ENFORCEMENT AND OTHER ACTIONS UNDER TRANSACTION SECURITY DOCUMENTS

7.1	INSTRUCTIONS TO A SECURITY SPV

7.1.1	Each of the Parties agree that, without prejudice to the rights and obligations of the Plateau Security SPV or the Opco Security SPV under the Finance Documents and unless not legally possible, the Security Agent shall have the sole and exclusive right to make claims against the Plateau Security SPV and the Opco Security SPV under the Plateau Security SPV Debt Guarantee and the Opco Security SPV Debt Guarantee, respectively, on behalf of the relevant Secured Parties, to instruct the Plateau Security SPV and/or the Opco Security SPV (as the case may be) to exercise any or all of the remedies or any of its rights, powers, authorities or discretions granted in the Finance Documents, and/or to commence, pursue, conclude or settle any legal proceedings against the Borrower, any other Obligor or any other security provider in any applicable jurisdiction on behalf of the Secured Parties or any of them in connection with the Finance Documents.

7.1.2

Each Security SPV shall comply with the instructions of the Security Agent as referred to in clause 7.1.1 above as to the enforcement by it of any or all of the Transaction Security or of any other remedies or the exercise by it of any of its rights, powers, authorities or discretions or the performance of any of its duties, obligations and responsibilities under any of the Finance Documents.

7.1.3	Each Security SPV shall refrain from enforcing the Transaction Security unless otherwise directed to do so by the Security Agent.

7.1.4

The Security Agent in instructing the Plateau Security SPV or the Opco Security SPV (as applicable) pursuant to clause 7.1.1 and 7.1.2 above shall act on the instructions of the relevant Parties as referred to in clause 3.3 (Restrictions on Enforcement Action: Senior Liabilities), clause 7.4 (Action on or before the Final Discharge Date) and clause 7.5 (Action after the Final Discharge Date).

7.2	SECURITY SPV’S MAY SEEK INSTRUCTIONS

A Security SPV shall at any time be entitled (but not obliged) to request instructions from the Security Agent as to the manner of enforcement by it of ail or any of the Transaction Security or of any other remedies or the exercise by it of any of its rights, powers, authorities or discretions or the performance of any of its duties, obligations and responsibilities under any of the Finance Documents.

7.3	INSTRUCTIONS TO SECURITY SPV’S TO BE BINDING

Any instruction given to a Security SPV by the Security Agent, under and in accordance with this Agreement shall be binding upon each Obligor to the extent it is not given in breach of any provision of the Finance Documents.

7.4	ACTION ON OR BEFORE THE FINAL DISCHARGE DATE

Subject to any contrary provisions in this Agreement, until after the Final Discharge Date, the Security Agent shall exercise any right, power, authority or discretion vested in it as Security Agent and take Enforcement Action in relation to the Finance Documents and the Transaction Security Documents in accordance with instructions of the Instructing Creditor.

7.5	ACTION AFTER THE SENIOR DISCHARGE DATE

After the Final Discharge Date, the Security Agent shall exercise any right, power, authority or discretion vested in it as Security Agent and take Enforcement Action in relation to the Transaction Security Documents in accordance with the instructions of N2C Resources which shall override any conflicting instructions given by or on behalf of any other Party.

7.6	EXEMPTION

7.6.1

No Senior Finance Party shall be responsible to any other Party for any instructions given or not given to the Security Agent in relation to the Transaction Security Documents, provided in each case they act in good faith and in accordance with their obligations under the Finance Documents.

7.6.2

Any instructions given in accordance with clause 7.4 (Action on or before the Final Discharge Date) shall be binding on all the Creditors provided that the Security Agent is not authorised to act on behalf of a Senior Finance Party or any Shareholder (without first obtaining that person’s consent) in any legal, insolvency or arbitration proceedings relating to any Finance Document, any Shareholders Document or this Agreement.

7.6.3

Subject to any mandatory provisions of law, none of the Security Agent and the Senior Finance Parties shall be responsible to any other Party, for (a) any or any order or manner or particular time of Enforcement Action (unless such Enforcement Action is taken contrary to the terms of this Agreement), (b) failure to take Enforcement Action, or (c) failure to maximise the proceeds of any Enforcement Action, and any of the Security Agent or any other Party (as applicable) may cease any such Enforcement Action at any time.

7.6.4

In the absence of, or while awaiting, instructions from the Senior Agent or other Party (as applicable under this clause 7), (including in exceptional circumstances where time does not permit any agent obtaining instructions from the Senior Agent or other relevant Party and urgent action is required) the Security Agent may act (or refrain from taking action) as it considers to be in the best interest of the Senior Finance Parties in accordance with their priorities.

7.7	AUTHORITY OF SECURITY AGENT

7.7.1	If in connection with any Enforcement Action:

(a)	the Security Agent sells or otherwise disposes of (or proposes to sell or otherwise dispose of) any asset under any Transaction Security Document; or

(b)

the Borrower, any Obligor or any other member of the Borrower Group sells or otherwise disposes of (or proposes to sell or otherwise dispose of) any asset at the request or direction of the Security Agent, the Security Agent may, at the cost and expense of the Obligors, and is irrevocably hereby authorised by each Creditor to release in any manner whatsoever any Transaction Security created or purported to be created over the relevant asset.

7.7.2

Each Creditor hereby irrevocably authorises the Security Agent to release in any manner whatsoever any Security and any guarantee upon the sale or disposal of any asset (including shares) otherwise than pursuant to an Enforcement Action provided that such sale or disposal is in compliance with the terms of the Finance Documents (including as a result of any Consent in accordance with any Finance Document) and such release is a condition of the terms of such sale or disposal or is otherwise necessary in order for such sale or disposal to be completed.

7.7.3	Each Party acknowledges and agrees to the provisions of clause 35.2 (Exceptions) of the Senior Facilities Agreement and any equivalent provision in any of the Transaction Security Documents.

7.7.4

Each Creditor hereby undertakes in favour of the Security Agent to promptly execute any releases or other documents and take any action which the Security Agent may reasonably require in order to facilitate or to give effect to any Enforcement Action permitted under this Agreement.

7.7.5

The release of any Obligor or member of the Borrower Group as contemplated in clauses 7.7.1 to 7.7.3 will not affect or otherwise reduce the obligations and/or liabilities of any other Obligor or member of the Borrower Group to the relevant Creditors.

7.8	ALL ENFORCEMENT ACTION THROUGH THE SECURITY AGENT

Without the prior written consent of the Security Agent, no Party shall have any independent power to make claims against the Opco Security SPV or the Plateau Security SPV under the Opco Security SPV Debt Guarantee or Plateau Security SPV Debt Guarantee or to enforce any of the Transaction Security Documents, or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to any such Transaction Security Documents or otherwise have direct recourse to the Secured Assets and/or guarantees constituted by any of such Transaction Security Documents, except through the Security Agent.

8.	SUBORDINATION ON INSOLVENCY

8.1	SUBORDINATION

8.1.1	At any time on or before the Final Discharge Date, upon the occurrence of an Insolvency Event that has occurred to or in respect of any Obligor, then in connection with the Shareholder Liabilities:

(a)

claims against the relevant Obligor will be subordinate in right of payment to the claims against such Obligor in respect of the Senior Liabilities and the Shareholder Liabilities shall rank in the order of priority set out in clause 2.1 (Ranking of Relevant Liabilities);

(b)

no Shareholder shall, unless otherwise directed by the Instructing Creditor or as permitted by clause 8.1.2, prove for the Shareholder Liabilities until the Senior Liabilities have first been paid or discharged in full (and for all purposes any Distribution received by the Senior Finance Parties shall only be taken to discharge the Senior Liabilities to the extent of the actual amount received by the Senior Finance Parties); and

(c)

if any Shareholder is directed by the Instructing Creditor to prove for the Shareholder Liabilities then it shall act in accordance with such directions and shall procure (including, without limitation, the granting of a power of attorney) that any resultant Distributions shall be made by the liquidator of the relevant Obligor, or any other person making the Distribution, to the Senior Agent to the extent necessary to repay all the Senior Liabilities in full.

8.1.2

A Shareholder shall be entitled to prove claims in relation to Shareholder Liabilities, which would otherwise be prohibited by the provisions of this clause 8.1 (Subordination) in circumstances in which such Shareholder may otherwise permanently lose its right to file a claim against the relevant member of the Borrower Group if a claim is not filed at that time, provided that any amount received by such Shareholder pursuant to such a claim, shall be deposited into a special single purpose proceeds account held in the name of the relevant recovering Creditor nominated for this purpose by the Security Agent (a “Proceeds Account”) and the proceeds standing to the credit of any such Proceeds Account shall be applied by or on the instructions of the Security Agent in accordance with the provisions of clause 9 (Application of Proceeds).

8.2	EXERCISE OF RIGHTS

8.2.1	Without prejudice to the rest of clause 8.2, on or after the occurrence of an Event of Default that is not capable of being remedied or has not been remedied within any applicable cure period in the relevant Finance Document, the Security Agent is irrevocably authorised by the Shareholders, on their behalf to:

(a)	receive Distributions of any kind whatsoever in respect, or on account, of,

(b)	the Shareholder Liabilities due from any Obligor.

8.2.2	Upon the occurrence of any Insolvency Event that has occurred to or in respect of the Borrower, the Security Agent is irrevocably authorised by the Shareholders on their behalf to:

(a)	take any Enforcement Action in accordance with this Agreement in relation to demand, claim, enforce, prove and give receipt for;

(b)	file claims and proofs, give receipts and take all proceedings and do all things which the Security Agent considers reasonably necessary to recover; and

(c)	collect and receive Distributions of any kind whatsoever in respect, or on account, of,

the Shareholder Liabilities due from the Borrower.

8.2.3

Upon the occurrence of any Insolvency Event that has occurred to or in respect of Holdco or Opco, the Security Agent subject to the restrictions referred to in clauses 4 (Shareholder Liabilities) and 5 (Intra-Group Liabilities) is irrevocably authorised by the Shareholders on their behalf to:

(a)	take any Enforcement Action in accordance with this Agreement in relation to;

(b)	demand, claim, enforce, prove and give receipt for;

(c)	file claims and proofs, give receipt and take all proceedings and do all things which the Security Agent considers reasonably necessary to recover; and

(d)	collect and receive Distributions of any kind whatsoever in respect, or on account, of,

the Shareholder Liabilities.

8.2.4

If, for any reason whatsoever, the Security Agent is not entitled or elects not to take any such action mentioned in clause 8.2 (Exercise of rights) above, the relevant Shareholder(s) shall do so promptly on the request by the Security Agent.

8.2.5

Where a Shareholder is prohibited from proving for any Shareholder Liabilities under clauses 8.1 and such prohibition would result in that Shareholder permanently losing its right to file a claim and prove for the relevant Liabilities if such action is not taken at that time, the relevant Shareholder may (subject to the rights of the Security Agent under clause 8.2 (Exercise of rights)) file a claim and prove for such Liabilities to the extent necessary to prevent that Shareholder permanently losing the right to prove for any such Shareholder Liabilities provided, in each case, that any amounts received by the relevant Shareholder as a result of or pursuant to such action shall be treated in accordance with clause 4.5 (Turnover: Shareholder Liabilities), and 4.1 (Prohibited actions: Shareholders Liabilities) (as the case may be).

9.	APPLICATION OF PROCEEDS

9.1	APPLICATION (OPCO SECURITY SPV SECURITY)

All proceeds of enforcement of the Opco Security SPV Counter Indemnity Agreements, Opco Security SPV Security and all amounts paid to the Security Agent under this Agreement in relation to such proceeds shall be applied in the following order and in each case pro rata to outstanding amounts owing:

9.1.1

first, in payment of unpaid fees, costs and expenses and Liabilities (including interest on them recoverable under any Finance Documents) incurred by or on behalf of the Security Agent and the Opco Security SPV (and any receiver, attorney, adviser, delegate or agent appointed by them or either of them) and the remuneration of the Security Agent and the Opco Security SPV and their respective advisers, attorneys, delegates and agents under the above-mentioned agreements;

9.1.2	second, in payment of unpaid costs and expenses incurred by or on behalf of the Senior Finance Parties in connection with the enforcement of the Finance Documents;

9.1.3

third, in payment to the Security Agent for application, pro rata and pari passu towards unpaid and outstanding Senior Liabilities to the Senior Finance Parties, in the proportion which each Senior Finance Party’s share of the Senior Liabilities then unpaid and outstanding bears to all the Senior Liabilities then unpaid and outstanding, and until the Senior Liabilities are reduced to zero; and

9.1.4	fourth, in payment of the surplus (if any) to the Opco Security SPV Obligor(s) or other person(s) entitled to it,

and pending that application shall be held by the Security Agent as agent for the beneficiaries entitled to it. No such proceeds or amounts shall be applied in payment of any amounts specified in any of the paragraphs in this clause 9.1 until all amounts specified in any earlier paragraph have been paid.

9.2	APPLICATION (PLATEAU SECURITY SPV SECURITY)

All proceeds of enforcement of the Plateau Security SPV Security and all amounts paid to the Security Agent under this Agreement in relation to such proceeds shall be applied in the following order and in each case pro rata to outstanding amounts owing:

9.2.1

first, in payment of unpaid fees, costs and expenses and Liabilities (including interest on them recoverable any Finance Documents) incurred by or on behalf of the Security Agent and the Plateau Security SPV (and any receiver, attorney, adviser, delegate or agent appointed by them or either of them) and the remuneration of the Security Agent and the Plateau Security SPV and their respective advisers, attorneys, delegates and agents under the above-mentioned agreements;

9.2.2	second, in payment of unpaid costs and expenses incurred by or on behalf of the Senior Finance Parties in connection with the enforcement of the Finance Documents;

9.2.3

third, in payment to the Security Agent for application towards unpaid and outstanding Senior Liabilities to the Senior Finance Parties, in the proportion which each Senior Finance Party’s share of the Senior Liabilities then unpaid and outstanding bears to all the Senior Liabilities then unpaid and outstanding, and until the Senior Liabilities are reduced to zero; and

9.2.4	fourth, in payment of the surplus (if any) to the Plateau Security SPV Obligor(s) or other person(s) entitled to it.

9.3	APPLICATION (RELEVANT LIABILITIES)

All amounts paid to the Security Agent under this Agreement in relation to the Relevant Liabilities (whether under the turnover provisions or otherwise) shall be applied by the Security Agent in the order of priority and in each case pro rata to the outstanding amounts owing, as set out in clause 2.1 (Ranking of Relevant Liabilities).

10.	SUBORDINATION PROTECTIONS

10.1	CONTINUING SUBORDINATION

The subordination and priority provisions in this Agreement constitute a continuing subordination and benefit and in favour of the Senior Finance Parties which shall extend to the ultimate balance of the Senior Liabilities regardless of any intermediate payment or discharge of the Senior Liabilities in whole or in part.

10.2	AVOIDANCE OF PAYMENTS

If any payment by an Obligor or any release given by the Security Agent or either Security SPV (whether in respect of debts or any Security for them or otherwise) is avoided or reduced as a result of insolvency, business rescue or any similar event:

10.2.1	the liability of each Obligor under this Agreement will continue as if the payment, release, avoidance or reduction had not occurred; and

10.2.2

the Security Agent or the relevant Security SPV (as applicable) will be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, release, avoidance or reduction had not occurred.

10.3	WAIVER OF DEFENCES

The subordination and priority provisions in this Agreement will not be affected by any act, omission, matter or thing which, but for this clause 10, would reduce or release the Parties from their obligations or otherwise prejudice such Parties’ obligations under this Agreement (without limitation whether or not known to it or any other Party) or otherwise affect those subordination and priority provisions, including:

10.3.1	any time, waiver or consent granted to, or composition with, any Party or other person;

10.3.2	the release of a Party or any other person;

10.3.3

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or Security over assets of, any Party or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Transaction Security;

10.3.4	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Party or any other person;

10.3.5

any amendment, supplement, novation, extension (whether of maturity or otherwise) or restatement (in each case however fundamental and of whatsoever nature) or replacement of a Finance Document, a Subordinated Document or any other document or Transaction Security;

10.3.6	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Subordinated Document or any other document or Transaction Security; or

10.3.7	any insolvency, business rescue or similar proceedings.

10.4	APPROPRIATIONS

10.4.1	On or before the Final Discharge Date, each Senior Finance Party (or any agent on its behalf) may:

(a)

refrain from enforcing Transaction Security or rights held or received by it (or any agent on its behalf) in respect of the Senior Liabilities, or apply any moneys or other assets received or recovered by it under this Agreement or from any person against its Senior Liabilities in any order or manner it thinks fit; and

(b)

hold in an interest-bearing suspense account any moneys or other assets received from any person, unless or until such moneys or other assets received or recovered by it under the relevant Finance Documents or under this Agreement in aggregate are sufficient to bring about the Final Discharge Date provided that when the amount of moneys received in respect of Senior Liabilities are sufficient to bring about the Final Discharge Date, that amount shall be applied against the Senior Liabilities.

11.	PRESERVATION OF CONTROLLED LIABILITIES

11.1

Notwithstanding any term of this Agreement postponing, subordinating or preventing the payment of all or any part of the Controlled Liabilities, the relevant Controlled Liabilities shall, as between the Obligors and the Controlled Creditors, be deemed to remain owing or due and payable (and interest, default interest or indemnity payments shall continue to accrue) in accordance with the relevant Finance Documents or Subordinated Documents (as applicable).

11.2

No failure on the part of any Controlled Creditor to exercise, nor any delay in exercising, any right or remedy under any relevant Finance Document, or any Subordinated Document (as applicable) by reason of any term of this Agreement postponing, restricting or preventing such exercise shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy by any Controlled Creditor.

12.	NO LIABILITY

12.1	No Senior Finance Party will be liable to any Controlled Creditor for:

12.1.1

the manner of exercise or any non-exercise of its rights, remedies, powers, authorities or discretions under this Agreement (unless such liability is directly caused by its gross negligence, wilful default or fraud); or

12.1.2	any failure to collect or preserve any Controlled Liabilities or delay in doing so.

SECTION 4: STATUS, REPRESENTATIONS AND UNDERTAKINGS

13.	STATUS OF OBLIGORS AND CONTROLLED CREDITORS

Each Controlled Creditor, each Obligor and the Pelawan Dividend Trust is a Party to this Agreement in order to acknowledge the priorities, rights and obligations set out in this Agreement and undertakes not to take or agree to take any action which may prejudice or affect the enforcement of the provisions of this Agreement or do anything which would be inconsistent with any provision of this Agreement.

14.	AMENDMENTS, CONSENTS AND OVERRIDE

14.1	CHANGES TO THIS AGREEMENT

14.1.1

The provisions of this Agreement may not be amended or waived except by written agreement between the Senior Agent, the Borrower, N2C Resources and RPM. Any such agreement shall be entered into by such Parties in accordance with the terms of the relevant Finance Documents, including terms in respect of consents required from the relevant Creditors. No consent of any Obligor or Shareholders or other members of the Group is required for any such amendment or waiver unless, but subject to clause 14.2, it alters their obligations under this Agreement or the provisions relating to any payments permitted to be made by or to them under this Agreement.

14.1.2

The subordination provisions in clause 8.1 (Subordination) are exclusively for the benefit of the Senior Finance Parties and may be amended or waived by the Senior Finance Parties in accordance with the terms of the relevant Finance Documents including terms in respect of consents required from the relevant Creditors.

14.1.3	If the amendment or waiver may impose new or additional obligations on or withdraw or reduce the rights of any Party, the consent of that Party is required.

14.1.4

An amendment or waiver which relates to the rights or obligations of the Senior Agent, either Security SPV or the Security Agent may not be affected without the consent of the Senior Agent, the relevant Security SPV or the Security Agent (as applicable).

14.1.5

Any amendment or waiver given in accordance with this clause 14.1 will be binding on all parties and the Security Agent may effect, on behalf of the Senior Agent, Security SPV or any Creditor, any amendment or waiver permitted by this clause 14.1.

14.2	CONSENTS UNDER TRANSACTION SECURITY DOCUMENTS

Unless the provisions of any Finance Document expressly provide otherwise, the Security Agent may, if authorised by the Instructing Creditor give or agree a Consent under any of the Transaction Security Documents which shall be binding on each Party, except that the prior consent of the Senior Agent and the Borrower and RPM is required to authorise any amendment of any Transaction Security Document which would affect the nature or the scope of the Secured Assets or the manner in which proceeds of enforcement are distributed. The Instructing Creditor shall, prior to giving such authorisation, consult with RPM in order to ensure that RPM shall not be prejudiced by the granting of such authorisation in relation to the relevant Consent.

14.3	NO OBJECTIONS

No Controlled Creditor or Obligor shall have any claim or remedy against any of:

14.3.1

the Senior Finance Parties by reason of (a) any transaction entered into between any Senior Finance Party or and any member of the Borrower Group, (b) any Consent or (c) any requirement or condition imposed by or on behalf of any Senior Finance Party under any Finance Document or any other agreement; or

14.3.2

RPM by reason of (a) any transaction entered into between RPM and any member of the Borrower Group, (b) any Consent or (c) any requirement or condition imposed by or on behalf of RPM under any agreement, which breaches or causes a default, an event of default or potential event of default (however described) under any Finance Document or any Subordinated Document, unless entered into in breach of, or contrary to the terms of, this Agreement.

14.4	REPRESENTATIONS AND WARRANTIES

Each Controlled Creditor represents and warrants to each Senior Finance Party that:

14.4.1	it is duly incorporated (if a body corporate) and validly existing under the law of its jurisdiction of incorporation;

14.4.2	subject to the Legal Reservations, the obligations expressed to be assumed by it under this Agreement are legal, valid, binding and enforceable obligations;

14.4.3	the entry into, and performance by it of the terms of, this Agreement do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its Constitutional Documents; or

(c)	any agreement or instrument binding upon it or any of its assets;

14.4.4

it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement;

14.4.5

all Authorisations required or desirable to make this Agreement admissible in evidence in the courts of South Africa and in the jurisdiction in which it is incorporated have been obtained or effected and are in full force and effect; and

14.4.6

the Subordinated Documents delivered to the Senior Agent pursuant to fulfilment of the conditions to utilisation under the Senior Facilities Agreement prior to the Closing Date contain all the terms and conditions of the Controlled Liabilities.

15.	INFORMATION AND OTHER UNDERTAKINGS

15.1	DEFAULTS

15.1.1

Each Party will notify the Senior Agent of any Default, Event of Default, Senior Declared Default or breach of the provisions of this Agreement promptly upon that Party becoming aware of that Default, Event of Default or Senior Declared Default or breach,

15.1.2

The Senior Agent will notify the Parent of any formal request for instruction issued by it to the Senior Lenders or any other Senior Finance Party in connection with the Senior Agent exercising its rights under clause 23.20 (Acceleration) of the Senior Facilities Agreement to declare any loans due and payable (on demand or otherwise) or to exercise or direct the Security Agent and/or any Security SPV to sell any assets under the Transaction Security pursuant to any Enforcement Action and shall provide the Parent with a copy of that formal request if so requested by either such Party. Failure by the Senior Agent to give such notice to either Party shall not affect the efficacy of any subsequent instruction given by the Senior Lenders or any other Senior Finance Party.

15.2	WAIVER OF DEFAULTS

Upon the waiver or remedy of an event of default or breach (however so called) under any Transaction Document, the Controlled Creditors will promptly notify the Senior Agent in writing of that waiver or remedy.

15.3	AMOUNT OF LIABILITIES

Each of the Senior Agent, the Shareholders and the Intra-Group Creditors will on request by any of the others or the Security Agent from time to time notify the others and the Security Agent of details of the amount of outstanding Senior Liabilities, its outstanding Shareholder Liabilities or its Intra-Group Liabilities respectively.

15.4	OTHER INFORMATION

Each Obligor authorises each Senior Finance Party to disclose to each other Senior Finance Party all information relating to it, any of its Subsidiaries or the Shareholders and the Borrower Group as a whole or any Shareholder or any member of the Borrower Group coming into the possession of that Senior Finance Party in connection with any Finance Document, or Subordinated Document (including the respective amounts of any Liabilities outstanding from time to time).

15.5	CO-OPERATION

Each Party undertakes to use all reasonable endeavours to ensure that any and all Security now or in the future held or obtained from any member of the Borrower Group or any Shareholder in relation to the Senior Liabilities shall be constituted by the Transaction Security Documents and granted to the Plateau Security SPV or the Opco Security SPV (as applicable) for the ultimate benefit of the Senior Finance Parties in accordance with, and to the extent of, their respective priority entitlements set out in this Agreement and that the enforcement of such Security and the disposal and the proceeds thereof is made subject to the entitlements set out in this Agreement. If for any reason it is not possible for any such Security to be granted to the Plateau Security SPV or the Opco Security SPV (as applicable) in that way, the Parties shall procure that any alternative holder of Security shall, as a condition precedent to its accepting any such Security, adhere to this Agreement by accepting obligations, with all necessary changes, identical in all material respects to those incumbent on the Plateau Security SPV or the Opco Security SPV (as the case may be) under this Agreement.

15.6	REGISTRATION AND NOTICE

The Parties will co-operate with each other with a view to reflecting the priority of the Transaction Security in any register or with any filing or registration authority and in giving written notice to any person of any of the Transaction Security.

15.7	CONSULTATION

The Security Agent shall, so far as practicable in the circumstances, consult with the Senior Agent:

15.7.1	before taking any formal steps to exercise any remedy against any member of the Borrower Group or taking other Enforcement Action; and

15.7.2	generally with regard to significant matters affecting the rights of the Parties as regulated by this Agreement,

but nothing in this clause 15.7 or elsewhere in this Agreement will, as a result of any failure to consult, invalidate or otherwise affect any action or step taken without any such consultation.

15.8	RANKING OVERSEAS

Each Party undertakes to use all reasonable endeavours to ensure that the provisions of this Agreement as to the relative ranking of priorities and subordination as between the Parties shall be given effect to in all relevant jurisdictions.

15.9	OBLIGORS’ AGENT

The Parent and N2C Resources acknowledge the appointment of the Borrower as their agent pursuant to clause 2.3 (Obligors’ Agent) of the Senior Facilities Agreement and the terms of that clause are incorporated in this Agreement mutatis mutandis.

15.10	HOLDING COMPANIES

15.10.1	The Borrower shall not (and the Shareholders shall procure that the Borrower shall not) trade, carry on any business, own any assets or incur any liabilities except for:

(a)	the provision of administrative services (excluding treasury services) to members of the Holdco Group of a type customarily provided by a holding company to its Subsidiaries;

(b)

ownership of shares in its direct Subsidiaries, intra-Group debit balances, intra-Group credit balances and other credit balances in bank accounts, cash and Cash Equivalent Investments but only if those shares, credit balances, cash and Cash Equivalent Investments are subject to the Transaction Security (in form and substance satisfactory to the Security Agent); and

(c)	any liabilities under the Transaction Documents to which it is a party and professional fees and administration costs in the ordinary course of business as a holding company.

15.10.2	Holdco shall not (and RPM, the Borrower, and the Shareholders shall procure that Holdco shall not) trade, carry on any business, own any assets or incur any liabilities except for:

(a)	the provision of administrative services (excluding treasury services) to other members of the Holdco Group of a type customarily provided by a holding company to its Subsidiaries;

(b)

ownership of shares in its direct Subsidiaries, intra-Group debit balances, intra-Group credit balances and other credit balances in bank accounts, cash and Cash Equivalent Investments but only if those shares (other than shares in the capital of each Project Company), credit balances, cash and Cash Equivalent Investments are subject to the Transaction Security (in form and substance satisfactory to the Security Agent); and

(c)	any liabilities under the Transaction Documents to which it is a party and professional fees and administration costs in the ordinary course of business as a holding company.

SECTION 5: FINANCE PARTIES

15.11	APPOINTMENT OF THE SENIOR AGENT AND DUTIES OF THE SENIOR AGENT

15.11.1	It is recorded that the Senior Lenders have appointed the Senior Agent in terms of the Senior Facilities Agreement to act as agent on their behalf.

15.11.2	The Working Capital Facility Lender hereby appoints the Senior Agent to act as its agent under and in connection with the Finance Documents and, to the extent applicable, the Transaction Security.

15.11.3	The Working Capital Facility Lender hereby authorises the Senior Agent:

(a)

to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Finance Documents and the Transaction Security, together with any other incidental rights, powers, authorities and discretions;

(b)

to execute on behalf of the Working Capital Facility Lender, each of the Finance Documents and all other documents that may be approved by the Working Capital Facility Lender for execution by the Senior Agent; and

(c)	to appoint the Security Agent on its behalf, in order to perform the functions of Security Agent as contemplated by this Agreement.

15.11.4	The Working Capital Facility Lender acknowledges and agrees that it shall be bound by the actions of the Senior Agent under the Finance Documents.

16.	ATTORNEY

16.1	SECURITY AGENT

Each Controlled Creditor and each Obligor irrevocably and by way of security appoints the Security Agent as its attorney (with full power of substitution and delegation) in its name and on its behalf to do anything which it has authorised the Security Agent to do under this Agreement or any other Finance Document and/or is obliged to do under this Agreement or any other Finance Document but has failed to do after receiving reasonable notice from the Security Agent provided that no such notice is required if, in the reasonable opinion of the Security Agent, prompt or immediate action is required or desirable to exercise such power.

16.2	RATIFICATION

Each Controlled Creditor and each Obligor ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall do in the proper exercise or purported exercise of the power of attorney granted by it in this clause 16.

17.	SECURITY AGENT

17.1	APPOINTMENT OF THE SECURITY AGENT

17.1.1	Each Secured Party appoints the Security Agent to act as security agent under and in connection with the Finance Documents, the Transaction Security and this Agreement in relation to any Security.

17.1.2

Each Secured Party authorises the Security Agent to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Finance Documents, the Transaction Security and this Agreement together with any other incidental rights, powers, authorities and discretions.

17.2	DUTIES OF THE SECURITY AGENT

17.2.1	Each relevant Secured Party shall promptly send to the Security Agent such certification as the Security Agent may reasonably require pursuant to clause 19.4 (Basis of distribution).

17.2.2	The duties of the Security Agent under the Finance Documents, the Transaction Security and this Agreement are solely mechanical and administrative in nature.

17.3	ROLE OF THE SECURITY AGENT

The Security Agent shall not be an agent or trustee of any Secured Party (save in each case as expressly provided in any Finance Document) or any Obligor or any other person under or in connection with any Finance Document, the Transaction Security or this Agreement.

17.4	NO FIDUCIARY DUTIES

17.4.1	Nothing in this Agreement constitutes the Security Agent as an agent, trustee or fiduciary of any other person.

17.4.2

The Security Agent (in its capacity as such) shall not be bound to account to any Secured Party for any sum or the profit element of any sum contracted to be received by it in terms of the Finance Documents for its own account.

17.5	BUSINESS WITH THE GROUP

The Security Agent, to the extent applicable, may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Borrower Group or any other person.

17.6	RIGHTS AND DISCRETIONS OF THE SECURITY AGENT

17.6.1	The Security Agent may rely on:

(a)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(b)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

17.6.2	The Security Agent may assume (unless it has received notice to the contrary in its capacity as security agent or Security Agent for the Secured Parties) that:

(a)	no default, event of default or potential event of default, however described, has occurred under a Finance Document;

(b)	any right, power, authority or discretion vested in any Party or any group of Creditors or the Senior Finance Parties has not been exercised; and

(c)	any notice or request made by the Borrower is made on behalf of and with the consent and knowledge of all the Obligors.

17.6.3	The Security Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

17.6.4	The Security Agent may act in relation to the Finance Documents, the Transaction Documents, the Transaction Security and this Agreement through its personnel and agents.

17.6.5	The Security Agent may disclose to any other Party any information it reasonably believes it has received as security agent under this Agreement and/or the Finance Documents.

17.6.6

Notwithstanding any other provision of any Finance Document, the Transaction Security or this Agreement to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation, or a breach of a fiduciary duty or duty of confidentiality.

17.7	RESPONSIBILITY FOR DOCUMENTATION

The Security Agent is not responsible for:

17.7.1

the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Senior Agent, any other Senior Finance Party, any Controlled Creditor, any Obligor or any other person given in or in connection with any Finance Document, the Subordinated Documents or this Agreement or any part of the Information Package;

17.7.2

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, any Subordinated Document, Transaction Security, Transaction Document or this Agreement or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document, any Subordinated Document, Transaction Security, Transaction Document or this Agreement;

17.7.3	(without prejudice to the following provisions) any failure or omission to perfect, or defect in perfecting, the Transaction Security, including:

(a)	failure to obtain any Authorisation for the execution, validity, enforceability or admissibility in evidence of any Transaction Security Document; or

(b)	failure to effect or procure registration of or otherwise protect or perfect any of the Transaction Security under any laws in any territory;

17.7.4	ascertaining whether all agreements and documents which should have been deposited with it (or the Senior Agent) under or pursuant to any of the Transaction Security Documents have been so deposited;

17.7.5	investigating or making any enquiry into the title of any Security Provider to any of the Transaction Security;

17.7.6	the failure to register any of the Transaction Security Documents in any relevant jurisdiction;

17.7.7	the failure to register any of the Transaction Security Documents in accordance with the provisions of the documents of title of any Security Provider to any of the Transaction Security;

17.7.8

the failure to take or require the Borrower or any other Obligor to take any steps to render any of the Transaction Security Documents effective as regards property or assets or to secure the creation of any ancillary security under the laws of the jurisdiction concerned;

17.7.9	(save as otherwise provided in this clause 17.7) taking or omitting to take any other action under or in relation to the Transaction Security Documents; or

17.7.10

the failure of any other Senior Finance Party, any Shareholder or other Obligor (as applicable) to perform or discharge any of its duties or obligations under the relevant Finance Documents or Subordinated Documents.

17.8	EXCLUSION OF LIABILITY

17.8.1

Without limiting clause 17.8.2, the Security Agent will not be liable for any action taken by it under or in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement, unless directly caused by its gross negligence, wilful misconduct or fraud.

17.8.2

No Party (other than the Security Agent) may take any proceedings against any officer, employee or agent of the Security Agent in respect of any claim it might have against the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, any Transaction Document, the Transaction Security or this Agreement and any officer, employee or agent of the Security Agent may rely on this clause 17.8 as a stipulation for its benefit (stipulatio alteri) open for acceptance by it at any time and in any manner permitted by law.

17.8.3

The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents or this Agreement to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

17.9	INDEMNITIES TO THE SECURITY AGENT

Each Senior Finance Party shall (in the proportion to its share of the Senior Liabilities) then outstanding to all the Senior Liabilities) then outstanding) indemnify the Security Agent, within three Business Days of demand, against any cost, loss or liability incurred and properly evidenced by the Security Agent (otherwise than by reason of its gross negligence, wilful misconduct or fraud) in acting as Security Agent under the Finance Documents, the Transaction

Documents, the Transaction Security or this Agreement (unless it has been reimbursed by an Obligor pursuant to a Finance Document, Transaction Document, the Transaction Security (as relevant) or this Agreement).

17.10	RESIGNATION OF THE SECURITY AGENT

17.10.1	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Senior Agent, the Borrower, RPM and each of the Secured Parties.

17.10.2

Alternatively, the Security Agent may resign by giving notice to the Senior Agent, the Borrower, RPM and each of the Secured Parties, in which case the Instructing Creditor may appoint a successor Security Agent, provided that the Instructing Creditor shall, where reasonably practicable, consult with RPM on the appointment of the successor Security Agent.

17.10.3

If the Instructing Creditor has not appointed a successor Security Agent in accordance with clause 17.10.2 within 30 days after notice of resignation has been given, the Security Agent (after consultation with the Senior Agent, the Borrower and RPM) may appoint a successor Security Agent.

17.10.4

The retiring Security Agent shall make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents, the Transaction Security and this Agreement.

17.10.5	The resignation notice of the Security Agent shall only take effect upon the appointment of a successor.

17.10.6

Upon the appointment of a successor, the retiring Security Agent (in its capacity as such) shall be discharged from any further obligation in respect of the Finance Documents, the Transaction Documents, the Transaction Security and this Agreement, but shall remain entitled to the benefit of this clause 17.10. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

17.10.7

After consultation with the Borrower, the Instructing Creditor may, by notice to the Security Agent, require it to resign in accordance with clause 17.10.2. In this event, the Security Agent shall resign in accordance with clauses 17.10.2 and 17.10.5.

17.10.8

At any time after the appointment of a successor, the retiring Security Agent shall do and execute all acts, deeds and documents reasonably required by its successor to transfer to it (or its nominee, as it may direct) any property, assets and rights previously vested in the retiring Security Agent pursuant to the Transaction Security Documents and which shall not have vested in its successor by operation of law. All such acts, deeds and documents shall be done or, as the case may be, executed at the cost of the retiring Security Agent.

17.11	RESIGNATION OF THE SENIOR AGENT

The Senior Finance Parties acknowledge that the resignation and replacement of the Senior Agent is governed by the provisions of the Senior Facilities Agreement.

17.12	CONFIDENTIALITY

17.12.1

If applicable, the Security Agent (in acting as security agent for the Secured Parties) shall be regarded as acting through its respective security agency division which shall be treated as a separate entity from any other of its divisions or departments.

17.12.2

If applicable, if information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

17.12.3

Notwithstanding any other provision of any Finance Document or other Transaction Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

17.13	CREDIT APPRAISAL BY THE SECURED PARTIES

Without affecting the responsibility of any Obligor or other person for information supplied by it or on its behalf in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement including but not limited to:

17.13.1	the financial condition, status and nature of each member of the Borrower Group;

17.13.2

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, any Transaction Document, the Transaction Security or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement;

17.13.3	whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement, the transactions contemplated by the Finance Documents, the Transaction Documents, the Transaction Security or this Agreement or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement;

17.13.4

the adequacy, accuracy and/or completeness of the Information Package and any other information provided by the Security Agent, any Party or by any other person under or in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement, the transactions contemplated by the Finance Documents, the Transaction Documents, the Transaction Security or this Agreement or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, the Transaction Documents, the Transaction Security or this Agreement; and

17.13.5

the right or title of any person in or to, or the value or sufficiency of any part of the Secured Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Secured Assets.

17.14	DEDUCTION FROM AMOUNTS PAYABLE BY THE SECURITY AGENT

If any Party owes an amount to the Security Agent (in its capacity as such) under the Finance Documents, the Transaction Documents, the Transaction Security or this Agreement, the Security Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Security Agent would otherwise be obliged to make under the Finance Documents, the Transaction Documents, the Transaction Security or this Agreement and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents, the Transaction Documents, the Transaction Security or this Agreement, that Party shall be regarded as having received any amount so deducted.

17.15	COMMON PARTIES

Notwithstanding that the Senior Agent and the Security Agent may from time to time be the same entity, the Senior Agent and the Security Agent have entered into the Finance Documents (to which they are party) in their separate capacities as agent for the Senior Finance Parties or (as appropriate) Security Agent for the Secured Parties provided that, where any Finance Document provides for the Senior Agent or Security Agent to communicate with or provide instructions to the other, while the two parties in question are the same entity, it will not be necessary for there to be any such formal communication or instructions notwithstanding that the Finance Documents provide in certain cases for the same to be in writing.

17.16	INDEMNITY TO THE SECURITY AGENT

The Borrower shall promptly indemnify the Security Agent against any cost, loss or liability incurred and properly evidenced by the Security Agent (acting reasonably and not caused by the Security Agent’s gross negligence, wilful misconduct or fraud) as a result of:

17.16.1	investigating any event which it reasonably believes is a default, an event of default or potential event of default, however described; or

17.16.2

acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised by N2C Resources, RPM, the Borrower, any Shareholder or any other Obligor (or their respective officers, agent or employees).

17.17	SECURITY AGENT EXPENSES

The Borrower shall within 3 Business Days of demand pay the Security Agent the amount of all reasonable costs and expenses (including legal fees) incurred (and properly evidenced) by it in connection with the administration or release of any Security created pursuant to any Transaction Security Document.

18.	SECURITY SPVS

18.1	NO FIDUCIARY DUTIES

Nothing in this Agreement constitutes a Security SPV as an agent, trustee or fiduciary of any other person.

18.2	RIGHTS AND DISCRETIONS OF A SECURITY SPV

Notwithstanding any other provision of any Finance Document, any Transaction Document, the Transaction Security or this Agreement to the contrary, a Security SPV is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation, or a breach of a fiduciary duty or duty of confidentiality.

18.3	RESPONSIBILITY FOR DOCUMENTATION

A Security SPV is not responsible for:

18.3.1

the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Security Agent, the Senior Agent any other Senior Finance Party, RPM any Obligor or any other person given in or in connection with any Finance Document, any Transaction Document, this Agreement or any part of the Information Package;

18.3.2

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, Transaction Security, Transaction Document or this Agreement or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document, Transaction Security, Transaction Document or this Agreement;

18.3.3	(without prejudice to the following provisions) any failure or omission to perfect, or defect in perfecting, the Transaction Security, including:

(a)	failure to obtain any Authorisation for the execution, validity, enforceability or admissibility in evidence of any Transaction Security Document; or

(b)	failure to effect or procure registration of or otherwise protect or perfect any of the Transaction Security under any laws in any territory;

18.3.4	ascertaining whether all deeds and documents which should have been deposited with it under or pursuant to any of the Transaction Security Documents have been so deposited;

18.3.5	investigating or making any enquiry into the title of any Obligor to any of the Transaction Security;

18.3.6	the failure to register any of the Transaction Security Documents in any relevant jurisdiction;

18.3.7	the failure to register any of the Transaction Security Documents in accordance with the provisions of the documents of title of any Obligor to any of the Transaction Security;

18.3.8

the failure to take or require the Borrower or any other Obligor to take any steps to render any of the Transaction Security Documents effective as regards property or assets (including property and assets in South Africa) or to secure the creation of any ancillary charge under the laws of the jurisdiction concerned;

18.3.9	(save as otherwise provided in this clause 18.3) taking or omitting to take any other action under or in relation to the Transaction Security Documents; or

18.3.10	the failure of any other Senior Finance Party, RPM or any Obligor to perform or discharge any of its duties or obligations under the relevant Finance Documents.

18.4	EXCLUSION OF LIABILITY

18.4.1	Without limiting clause 18.4.2, a Security SPV will not be liable for any action taken by it under or in connection with any Finance Document, any

Transaction Document, the Transaction Security or this Agreement, unless directly caused by its gross negligence, wilful misconduct or fraud.

18.4.2

No Party (other than a Security SPV) may take any proceedings against any officer, employee or agent of the relevant Security SPV in respect of any claim it might have against the relevant Security SPV or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, any Transaction Document, the Transaction Security or this Agreement and any officer, employee or agent of the relevant Security SPV may rely on this clause 18.4.2 as a stipulation for its benefit (stipulatio alteri) open for acceptance by it at any time and in any manner permitted by law.

18.4.3

A Security SPV will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents or this Agreement to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

18.4.4

Nothing in this Agreement shall oblige a Security SPV to carry out any “know your customer” or other checks in relation to any person on behalf of any Secured Party and each Secured Party confirms to each Security SPV that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the a Security SPV.

18.5	INDEMNITIES TO THE SECURITY SPV’S

Each Senior Finance Party shall (in the proportion to its share of the Senior Liabilities) then outstanding to all the Senior Liabilities then outstanding) indemnify each Security SPV, within three Business Days of demand, against any cost, loss or liability incurred and properly evidenced by the Security SPV (otherwise than by reason of its gross negligence, wilful misconduct or fraud) in acting as Security SPV under the Finance Documents, the Transaction Documents, the Transaction Security or this Agreement (unless it has been reimbursed by an Obligor pursuant to any Finance Document, any Transaction Document, the Transaction Security (as relevant) or this Agreement).

18.6	CONFIDENTIALITY

Notwithstanding any other provision of any Finance Document to the contrary, a Security SPV is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

18.7	CREDIT APPRAISAL BY THE SECURED PARTIES

Without affecting the responsibility of any Obligor or other person for information supplied by it or on its behalf in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement, each other Secured Party confirms to each Security SPV that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement including but not limited to:

18.7.1	the financial condition, status and nature of each member of the Borrower Group;

18.7.2

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, any Transaction Document, the Transaction Security or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement;

18.7.3

whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement, the transactions contemplated by the Finance Documents, any Transaction Document, the Transaction Security or this Agreement or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement;

18.7.4

the adequacy, accuracy and/or completeness of any information provided by the Security Agent, any Party or by any other person under or in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement, the transactions contemplated by the Finance Documents, any Transaction Document, the Transaction Security or this Agreement or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement; and

18.7.5

the right or title of any person in or to, or the value or sufficiency of any part of the Secured Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Secured Assets.

18.8	DEDUCTION FROM AMOUNTS PAYABLE BY A SECURITY SPV

If any Party owes an amount to a Security SPV under the Finance Documents, any Transaction Document, the Transaction Security or this Agreement, that

Security SPV may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which that Security SPV would otherwise be obliged to make under the Finance Documents, any Transaction Document, the Transaction Security or this Agreement and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents, the Transaction Documents, the Transaction Security or this Agreement, that Party shall be regarded as having received any amount so deducted.

18.9	SECURITY SPV EXPENSES

The Borrower shall, within 3 Business Days of demand, pay the relevant Security SPV the amount of all costs and expenses (including legal fees) reasonably incurred and properly evidenced by it in connection with the administration or release of any Security created pursuant to any Transaction Security Document.

19.	SECURITY

19.1	DEFINITIONS

In this clause 19:

19.1.1	“Security Property” means all right, title and interest in, to and under any Transaction Security Document, including:

(a)	the assets over which Security is expressed to be created pursuant to any Transaction Security Document (the “Secured Assets”);

(b)	the benefit of the undertakings in any Transaction Security Document; and

(c)	all sums received or recovered by the Security Agent or either Security SPV pursuant to any Transaction Security Document and any assets representing the same.

19.2	RETENTION OF DOCUMENTS

The Security Agent may hold title deeds and other documents relating to any of the Secured Assets in such manner as it sees fit (including allowing a Security SPV, the Instructing Creditor or any Obligor to retain them).

19.3	INDEMNITY OUT OF SECURITY PROPERTY

The Security Agent, and either Security SPV and every receiver, delegate, attorney, agent or other similar person appointed under any Transaction Security Document may indemnify itself out of the proceeds of realisation of the Security Property against any cost, loss or liability incurred and properly evidenced by it in that capacity (otherwise than by reason of its own gross negligence, wilful misconduct or fraud).

19.4	BASIS OF DISTRIBUTION

19.4.1

To enable it to make any distribution, the Security Agent may fix a date as at which the amount of any Liabilities is to be calculated and may require, and rely on, a certificate from any Party giving details of:

(a)	any sums due or owing to any Party as at that date; and

(b)	such other matters as it thinks fit.

19.4.2

The Senior Finance Parties, N2C Resources, the Borrower, Holdco and Opco shall provide the Security Agent with such written information as it may reasonably require for the purposes of carrying out its duties and obligations under the Transaction Security Documents and, where appropriate, with such necessary directions in writing so as to enable the Security Agent to make the calculations and applications contemplated by clause 9 (Application of proceeds) and to apply amounts received under, and the proceeds of realisation of, the Transaction Security Documents as contemplated by the Transaction Security Documents and clause 9 (Application of proceeds).

19.5	NO DUTY TO COLLECT PAYMENTS

Except as otherwise stated in this Agreement, the Security Agent and each Security SPV shall not have any duty:

19.5.1

to ensure that any payment or other financial benefit in respect of any of the Secured Assets or any Relevant Liabilities or any Controlled Liabilities is duly and punctually paid, received or collected; or

19.5.2

to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise in respect of any of the Secured Assets or any Relevant Liabilities or any Controlled Liabilities.

19.6	APPROPRIATION

19.6.1

Each Party irrevocably waives any right to appropriate any payment to, or other sum received, recovered or held by, the Security Agent in or towards payment of any particular part of the Relevant Liabilities or Controlled Liabilities (as the case may be) and agrees that the Security Agent shall have the exclusive right to do so.

19.6.2	Clause 19.6.1 will override any application made or purported to be made by any other person.

19.7	INVESTMENTS

All money received or held by the Security Agent or either Security SPY pursuant to this Agreement may, in the name of, or under the control of, the Security Agent:

19.7.1	be invested in any investment of a non-speculative nature;

19.7.2	be deposited at such bank or institution (including (if applicable) itself, any other Senior Finance Party or any Affiliate of any Senior Finance Party) as it thinks fit,

and such monies received or held by the Security Agent or either Security SPV shall be treated as “trust property” for the purpose of the Financial Institutions (Protection of Funds) Act, 2001 on the basis that the relevant Creditors who are entitled to such amounts are the principals in relation to such amounts.

19.8	SUSPENSE ACCOUNT

Subject to clause 19.9 (Timing of distributions), the Security Agent may:

19.8.1	hold in an interest bearing suspense account any moneys received by it from any Party; and

19.8.2	invest an amount equal to the balance from time to time standing to the credit of that suspense account in any of the investments authorised by clause 19.7 (Investments).

19.9	TIMING OF DISTRIBUTIONS

Distributions by the Security Agent shall be made as and when determined by it.

19.10	DELEGATION

19.10.1	The Security Agent may:

(a)	employ and pay an agent selected by it to transact or conduct any business and to do all acts required to be done by it (including the receipt and payment of money);

(b)	delegate to any person on any terms (including power to sub-delegate) all or any of its functions; and

(c)

with the prior consent of the Instructing Creditor, appoint, on such terms as it may determine, or remove, any person to act either as separate or joint security agent with those rights and obligations vested in the Security Agent by this Agreement or any Transaction Security Document.

19.10.2	The Security Agent will not be:

(a)	responsible to anyone for any misconduct or omission by any agent, delegate or security agent appointed by it pursuant to clause 19.10.1; or

(b)	bound to supervise the proceedings or acts of any such agent, delegate or security agent,

provided that it exercises reasonable care in selecting that agent, delegate or security agent.

19.11	UNWINDING

Any appropriation or distribution which later transpires to have been or is agreed by the Security Agent to have been invalid or which has to be refunded shall be refunded and shall be deemed never to have been made.

19.12	PARTY

The Security Agent and each Security SPV shall be entitled to assume that a Party is acting in a particular capacity stated in this Agreement or an Accession Agreement unless notified to the contrary.

SECTION 6: CHANGES TO PARTIES

20.	CHANGES TO PARTIES

20.1	ASSIGNMENT AND TRANSFERS BY PARTIES

No Party may cede, assign, delegate or transfer all or any part of its rights, benefits or obligations under this Agreement without the prior written consent of the Instructing Creditor (unless it is to a person who is a Permitted Transferee) and then in either case subject to compliance with the provisions of clause 20.2.

20.2	ASSIGNMENTS AND TRANSFERS BY PARTIES

20.2.1

A Party (in this capacity the “Transferor”) may (x) if the Instructing Creditor has given its prior written consent therefore or (y) in terms of a transfer by a Senior Finance Party to a Permitted Transferee, cede, assign, delegate or transfer any of its rights and/or obligations under this Agreement to another person (a “Transferee”) to whom a Transferor is permitted to cede, assign, delegate or transfer rights, benefits and obligations under the applicable Transaction Documents.

20.2.2

A cession, assignment, delegation or transfer will only be effective if the Security Agent executes an Accession Agreement duly completed and signed on behalf of the Transferee under which the Transferee agrees to be bound by all of the terms of this Agreement as if it had originally been party to this Agreement.

20.2.3

Each Party (other than the Transferee) irrevocably authorises the Security Agent to execute on its behalf any Accession Agreement which has been duly completed and executed on behalf of the Transferee.

20.3	HEDGE COUNTERPARTIES

No person entering into any Treasury Transaction with any member of the Borrower Group in connection with protection against or benefit from fluctuation in any rate or price will, in its capacity as counterparty to such Treasury Transaction, be entitled to share in any Transaction Security or any guarantee or indemnity in any Finance Document in relation to those Treasury Transactions in respect of any of the Liabilities arising under or in any Finance Document in connection with that Treasury Transaction, or benefit from the representations, warranties or undertakings of any Party in connection therewith.

20.4	ACCESSION OF CREDITORS

20.4.1

In addition to the obligations of the Shareholders in clause 4.9, the Parent will procure that any member of the Borrower Group or other person (a “New Obligor”) which grants any Security or guarantee in respect of, or otherwise becomes liable for, any Controlled Liabilities after the date of this

Agreement will promptly complete, sign and deliver to the Security Agent an Accession Agreement under which the New Obligor agrees to be bound by all of the terms of this Agreement as if it had originally been a party to this Agreement as an Obligor.

20.4.2

Each Party (other than the New Obligor) irrevocably authorises the Security Agent to execute on its behalf any Accession Agreement which has been duly completed and signed on behalf of that New Obligor.

20.5	SENIOR AGENT ACTING FOR SENIOR FINANCE PARTIES

20.5.1	The Parties acknowledge and agree that the Senior Agent is authorised by each Senior Finance Party amongst others, to:

(a)	enter into this agreement as the Agent of the Senior Finance Parties under this Agreement;

(b)

to exercise the rights, powers, authorities and discretions specifically given to the Senior Finance Parties under or in connection with this Agreement together with any other incidental rights, powers, authorities and discretions on behalf of the Senior Finance Parties.

20.5.2

Accordingly it shall not be necessary for a Senior Finance Party which is not directly a Party to this Agreement to become a Party to this Agreement and all instructions to the Senior Agent relating to the exercise of the rights, powers, authorities and discretions given to the Senior Agent or the other Senior Finance Parties in connection with this Agreement shall be given by the Senior Finance Parties under the Senior Facilities Agreement and the Plateau Intercreditor Agreement, as applicable and the Senior Finance Parties shall be bound by the actions of the Senior Agent under this Agreement.

20.6	NOTIFICATION BY SECURITY AGENT

The Security Agent will promptly notify the Senior Agent, RPM and the Borrower of the receipt and execution by it of any Accession Agreement.

20.7	BENEFIT OF AGREEMENT

This Agreement will be binding upon, and ensure for the benefit of, each Party and its or any subsequent successors or assigns.

SECTION 7: ADMINISTRATION

21.	INDEMNITY

21.1

The Obligors will indemnify each of the Senior Finance Parties on demand from and against (a) any reasonable cost, loss or liability incurred and properly evidenced by each such Senior Finance Party (otherwise than by reason of its gross negligence, wilful misconduct or fraud) in connection with the negotiation, preparation, execution, amendment, release, performance and/or (b) subject to any binding court order to the contrary, any costs, loss or liability reasonably incurred by each such Senior Finance Party (otherwise than by reason of its gross negligence, wilful misconduct or fraud) in connection with the enforcement or attempted enforcement of, or preservation of any such parties rights’ under, this Agreement, including any present or future stamp or other taxes or duties and any penalties or interest with respect thereto which may be imposed by any competent jurisdiction in connection with the execution or enforcement of this Agreement or in consequence of any payment being made under and in terms of this Agreement (whether made by an Obligor or a third person) being impeached or declared void for any reason whatsoever.

21.2

Amounts payable under clause 21 (Indemnity) which are not paid on demand shall carry default interest at the default rate referred to in clause 14.3 (Default interest) of the Senior Facilities Agreement both before and after judgment, from the date of demand and shall form part of the applicable Relevant Liabilities. All such default interest shall be compounded monthly in arrears.

22.	NOTICES

22.1	COMMUNICATION IN WRITING

Subject to clause 22.4 (Electronic communication), any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

22.2	NOTICES

22.2.1	Each Party chooses the address set out opposite its name below as its address to which any written notice in connection with this Agreement may be addressed.

(a)	Atlatsa Resources Corporation

Plateau
4th Floor, 82 Grayston Drive
Off Esterhysen Lane
Sandton
	Telefax No.:	(011) 883 0836
	Attention:	The Company Secretary

(b)	N1C Resources Inc.

Plateau
4th Floor, 82 Grayston Drive
Off Esterhysen Lane
Sandton
	Telefax No.:	(011) 883 0836
	Attention:	The Company Secretary

(c)	N2C Resources Inc.

Plateau
4th Floor, 82 Grayston Drive
Off Esterhysen Lane
Sandton
	Telefax No.:	(011) 883 0836
	Attention:	The Company Secretary

(d)	Plateau Resources Proprietary Limited
4th Floor, 82 Grayston Drive
Off Esterhysen Lane
Sandton
	Telefax No.:	(011) 883 0836
	Attention:	The Company Secretary

(e)	Bokoni Platinum Holdings Proprietary Limited C/o Plateau
4th Floor, 82 Grayston Drive
Off Esterhysen Lane
Sandton
	Telefax No.:	(011) 883 0836
	Attention:	The Company Secretary

(f)	Bokoni Platinum Mines Proprietary Limited C/o Plateau
4th Floor, 82 Grayston Drive
Off Esterhysen Lane
Sandton
	Telefax No.:	(011) 883 0836
	Attention:	The Company Secretary

(g)	Micawber 634 Proprietary Limited

C/o GMG Trust Company (SA) Proprietary Limited
3rd Floor 200 on Main
corner Main and Bowwood Road
Claremont
	Telefax No.:	086 673 4390
	Attention:	The Managing Director

(h)	Rustenburg Platinum Mines Limited (as Security Agent)
No. 55 Marshall Street
Marshalltown
Johannesburg
	Telefax No.:	(011) 3735111
	Attention:	The Company Secretary, the Finance Director and the Financial Controller

(i)	Micawber 603 Proprietary Limited

C/o GMG Trust Company (SA) Proprietary Limited
3rd Floor 200 on Main
corner Main and Bowwood Roads
Claremont
	Telefax No.:	086 673 4390
	Attention:	The Managing Director

With copy to:

Rustenburg Platinum Mines Limited (as Senior Agent)
No. 55 Marshall Street
Marshalltown
Johannesburg
	Telefax No.:	(011) 373 5111
	Attention:	The Company Secretary, the Finance Director and the Financial Controller

(j)	Rustenburg Platinum Mines Limited RPM
No. 55 Marshall Street
Marshalltown
Johannesburg
	Telefax No.:	(011) 373 5111
	Attention:	The Company Secretary, the Finance Director and the Financial Controller

(k)	Rustenburg Platinum Mines Limited (as Security Agent)
No. 55 Marshall Street
Marshalltown
Johannesburg
	Telefax No.:	(011) 373 5111
	Attention:	The Company Secretary, the Finance Director and the Financial Controller

(l)	Rustenburg Platinum Mines Limited (as Senior Agent)
No. 55 Marshall Street
Marshalltown
Johannesburg
	Telefax No.:	(011) 373 5111
	Attention:	The Company Secretary, the Finance Director and the Financial Controller

(m)	The Pelawan Dividend Trust
4th Floor, 82 Grayston Drive
Off Esterhysen Lane
Sandton
	Telefax No.:	(011) 883 0836
	Attention:	The Company Secretary.

22.2.2

Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax transmitted to its telefax number set out opposite its name above.

22.2.3

Any Party may by written notice to the other Parties change its chosen address and/or telefax number for the purposes of clause 22.2.1 to any other address(es) and/or telefax number, provided that the change shall become effective on the fourteenth day after the receipt of the notice by the addressee.

22.2.4	Any notice given in terms of this Agreement shall:

(a)	if sent by a courier service be deemed to have been received by the addressee on the 7th (seventh) Business Day following the date of such sending;

(b)	if delivered by hand be deemed to have been received by the addressee on the date of delivery;

(c)	if transmitted by facsimile be deemed to have been received by the addressee on the first Business Day after the date of transmission;

unless	the contrary is proved.

22.2.5

Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a Party shall be an adequate written notice or communication to it, notwithstanding that it was not sent to or delivered at its chosen address and/or telefax number.

22.3	DOMICILIA

22.3.1

Each of the Parties chooses its physical address set out opposite its name in clause 22.2.1 as its domicilium citandi et executandi at which documents in legal proceedings in connection with this Agreement may be served.

22.3.2

Any Party may by written notice to the other Parties change its domicilium from time to time to another address, not being a post office box or a poste restante, in South Africa; provided that any such change shall only be effective on the fourteenth day after the receipt or deemed receipt of the notice by the other Parties pursuant to clause 22.2.4.

22.4	ELECTRONIC COMMUNICATION

22.4.1	Any communication to be made between the Parties under or in connection with this Agreement may be made by electronic mail or other electronic means, if the relevant Parties:

(a)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)	notify each other of any change to their address or any other such information supplied by them.

22.4.2

Any electronic communication made between the Parties will be effective only when actually received in readable form and in the case of any electronic communication made by any Party to the Senior Agent, the Security Agent or any Security SPV only if it is addressed in such a manner as the Senior Agent, the Security Agent or relevant Security SPV shall specify for this purpose.

22.5	ENGLISH LANGUAGE

22.5.1	Any notice given under or in connection with this Agreement must be in English.

22.5.2	All other documents provided under or in connection with this Agreement must be:

(a)	in English; or

(b)

if not in English, and if so required by the Security Agent or any other Senior Finance Party accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

23.	MISCELLANEOUS

23.1	CERTIFICATES AND DETERMINATIONS

Any certification or determination by a Senior Finance Party of a rate or amount under any Finance Document is prima facie evidence of the matters to which it relates.

23.2	SEVERABILITY

Each provision in this Agreement is severable from all others, notwithstanding the manner in which they may be linked together or grouped grammatically, and if in terms of any judgment or order, any provision, phrase, sentence, paragraph or clause is found to be defective or unenforceable for any reason, the remaining provisions, phrases, sentences, paragraphs and clauses shall nevertheless continue to be of full force. In particular, and without limiting the generality of the aforegoing, the Parties hereto acknowledge their intention to continue to be bound by this Agreement notwithstanding that any provision may be found to be unenforceable or void or voidable, in which event the provision concerned shall be severed from the other provisions, each of which shall continue to be of full force.

23.3	SOLE RECORD

This document (read with the Senior Facilities Agreement as contemplated by clause 1.2(d)) constitutes the sole record of the agreement between the Parties in regard to the subject matter thereof and no Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded herein.

23.4	CO-OPERATION

The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

23.5	COSTS

23.5.1	The costs of and incidental to the negotiation, preparation and execution of this Agreement shall be paid in accordance with the terms of the Finance Documents.

23.5.2

All properly evidenced legal costs incurred by any Party in consequence of any default of the provisions of this Agreement by any other Party shall be payable on demand by the defaulting Party on the scale as between attorney and own client and shall include collection charges, the costs incurred by the non-defaulting Party in endeavouring to enforce such rights prior to the institution of legal proceedings and the costs incurred in connection with the satisfaction or enforcement of any judgement awarded in favour of the non-defaulting Party in relation to its rights in terms of or arising out of this Agreement, all such costs to be properly evidenced.

23.6	REMEDIES AND WAIVERS

23.6.1

No failure to exercise, nor any delay in exercising, on the part of any Creditor, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

23.6.2	A waiver given or consent granted by any Creditor under this Agreement will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

23.7	DISCHARGE OF RELEVANT LIABILITIES

For the avoidance of doubt, no Creditor shall be required to give any Consent under any provision of this Agreement after the date on which its Relevant Liabilities have been fully and irrevocably paid or discharged and all commitments of that Party in respect of its Relevant Liabilities have expired or been cancelled.

23.8	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

23.9	FAILURE TO EXECUTE

Failure by one or more Parties (“Non-Signatories”) to execute this Agreement will not invalidate the provisions of this Agreement as between the other Parties who do execute this Agreement. Any Non-Signatories may execute this Agreement (or a counterpart of this Agreement) on a subsequent date and will thereupon become bound by its provisions.

SECTION 8: GOVERNING LAW AND ENFORCEMENT

24.	GOVERNING LAW

The entire provisions of this Agreement shall be governed by and construed in accordance with the laws of South Africa.

25.	ENFORCEMENT

25.1	JURISDICTION

25.1.1

The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the South Gauteng High Court, Johannesburg (or any successor to that division) in regard to all matters arising from this Agreement.

25.1.2

This clause 25.1 is for the benefit of the Senior Finance Parties only. As a result, no Senior Finance Party shall be prevented from taking proceedings relating to or arising out of this Agreement in any other courts with jurisdiction. To the extent allowed by law, the Senior Finance Parties may take concurrent proceedings in any number of jurisdictions.

26.	AMENDMENT AND RESTATEMENT OF THE ORIGINAL AGREEMENT

With effect from the Closing Date, this Agreement shall amend and restate the June 2009 Global Intercreditor Agreement in its entirety.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

ACCESSION AGREEMENT

THIS AGREEMENT is made on [—]

BETWEEN:

[—] (the [“New [Senior Finance Party/RPM/Obligor/lntra-Group Creditor/ Shareholder]”]); and

[—] in its capacity as Security Agent under the Intercreditor Agreement.

WHEREAS:

(A)

This Agreement is supplemental to a global intercreditor agreement dated [—] 2012 (the “Intercreditor Agreement”) between, amongst others, the Parent, certain of its subsidiaries and the Security Agent.

(B)

This Agreement has been entered into to record the accession of [name of New Senior Finance Party/RPM/Obligor/lntra-Group Creditor/Shareholder] [—] as [a Senior Finance Party/RPM/ Obligor/lntra-Group Creditor/Shareholder] under [the Senior Facilities Agreement (as referred to in the Intercreditor Agreement) and] the Intercreditor Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS

1.1	Words and expressions defined in the Intercreditor Agreement have the same meanings when used in this Agreement.

1.2

The provisions of clause 1.2 (Construction) to 1.3 (Inconsistencies with other Documents) of the Intercreditor Agreement apply to this Agreement as though they were set out in this Agreement except that references to the Intercreditor Agreement are to be construed as references to this Agreement.

2.	ACCESSION OF NEW [SENIOR FINANCE PARTY/RPM/OBLIGOR/INTRA-GROUP CREDITOR/SHAREHOLDER]

2.1

The New [Senior Finance Party/RPM/Obligor/lntra-Group Creditor/Shareholder] [—] agrees to become, with immediate effect, a party to, and agrees to be bound by the terms of, the Intercreditor Agreement and the Senior Facilities Agreement] as if it had originally been party to the Intercreditor Agreement [and the Senior Facilities Agreement] as [a Senior Finance Party/RPM//Obligor/lntra-Group Creditor/Shareholder] in that capacity or capacities (as applicable) and it shall perform all of the undertakings and agreements set out in the Intercreditor Agreement and given by [a] [an] [Senior Finance Party/RPM/Obligor/lntra-Group Creditor/Shareholder].

2.2	The New [Senior Finance Party/RPM/Obligor/lntra-Group Creditor/Shareholder] [—] confirms that its address details for notices in relation to clause 22 (Notices) are as follows:

Address: [—]

Facsimile: [—]

Attention: [—]

2.3

The Security Agent for itself and the other parties to the Intercreditor Agreement other than the New [Senior Finance Party/RPM/Obligor/lntra-Group Creditor/Shareholder] confirms the acceptance of the New [Senior/RPM/ Obligor/lntra-Group Creditor/ Shareholder] [—] as [a Senior Finance Party/RPM/Obligor/lntra-Group Creditor/Shareholder] for the purposes of the Intercreditor Agreement and the Senior Facilities Agreement].

3.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were a single copy of this Agreement.

4.	GOVERNING LAW

This Agreement is governed by and construed in accordance with the laws of South Africa.

IN WITNESS whereof this Agreement has been duly executed on the date first above written.

[The New [Senior Finance Party/RPM/Obligor/lntra-Group Creditor/Shareholder]

EXECUTED and DELIVERED by	)

[Name]	)

The [Security/Senior] Agent

SIGNED for and on behalf of	)

[Name]

SCHEDULE 2

MATTERS REQUIRING ALL SENIOR LENDER CONSENT

(Clause references below are to clauses in the Senior Facilities Agreement)

1.	Where the consent of the Senior Lenders is required in relation to an amendment or waiver to the Finance Documents that has the effect of changing or which relates to:

1.1	the definition of Majority Lenders;

1.2	a change to the date of payment of any amount under the Finance Documents;

1.3	a reduction in the margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

1.4	an increase in or an extension of any Commitment (as defined in the Senior Facilities Agreement);

1.5	a change to any Obligor other than in accordance with Clause 25 (Assignment and transfers by Obligors);

1.6	any provision in the Senior Facilities Agreement which expressly requires the consent of all the Senior Lenders;

1.7	Clause 2.2 (Finance Parties’ rights and obligations);

1.8	Clause 3 (Purpose);]

1.9	Clause 13 (Tax gross up and indemnities);]

1.10	Clause 14 (Increased costs);]

1.11	Clause 24 (Changes to the Lenders);

1.12	Clause 37 (Governing law); or

1.13	Clause 38 (Jurisdiction),

such amendment or waiver shall not be made without the prior consent of all the Senior Lenders.

SIGNATURE PAGE

THE PARENT

Signed at Sandton on 27 March 2013.

For and on behalf of:		For and on behalf of:

ATLATSA RESOURCES CORPORATION		ATLATSA RESOURCES CORPORATION

Name:	TM Motsisi	Name:

Office:	Director	Office:
	(who warrants his authority)	(who warrants his authority)

SIGNATURE PAGE

CAMIPATH PROPRIETARY LIMITED (ATLATSA CORPORATE SERVICES)

Dated at Johannesburg on this 27 day of March 27 2013.

For and on behalf of: CAMIPATH PROPRIETARY LIMITED (to be renamed Atlatsa Corporate Services South Africa Proprietary Limited)	For and on behalf of: CAMIPATH PROPRIETARY LIMITED (to be renamed Atlatsa Corproate Services South Africa Proporietary Limited)

Name:	Jose Kesler	Name:

Office:	Director	Office:
(who warrants his authority)		(who warrants his authority)

SIGNATURE PAGE

N1C RESOURCES

Signed at Sandton on 27 March 2013.

For and on behalf of:		For and on behalf of:

N1C RESOURCES INC.		N1C RESOURCES INC.

Name:	TM Motsisi	Name:

Office:	Director	Office:
	(who warrants his authority)	(who warrants his authority)

SIGNATURE PAGE

N2C RESOURCES

Signed at Sandton on 27 March 2013.

For and on behalf of:		For and on behalf of:

N2C RESOURCES INC.		N2C RESOURCES INC.

Name:	TM Motsisi	Name:

Office:	Director	Office:
	(who warrants his authority)	(who warrants his authority)

SIGNATURE PAGE

THE BORROWER

Signed at Sandton on 27 March 2013.

For and on behalf of:		For and on behalf of:

PLATEAU RESOURCES PROPRIETARY LIMITED		PLATEAU RESOURCES PROPRIETARY LIMITED

Name:	TM Motsisi	Name:

Office:	Director	Office:
(who warrants his authority)		(who warrants his authority)

SIGNATURE PAGE

HOLDCO

Signed at Sandton on 27 March 2013.

For and on behalf of:		For and on behalf of:

BOKONI PLATINUM HOLDINGS PROPRIETARY LIMITED		BOKONI PLATINUM HOLDINGS PROPRIETARY LIMITED

Name:	D Schutte	Name:

Office:	Director	Office:
	(who warrants his authority)	(who warrants his authority)

SIGNATURE PAGE

OPCO

Signed at Sandton on 27 March 2013.

For and on behalf of:		For and on behalf of:

BOKONI PLATINUM MINES PROPRIETARY LIMITED		BOKONI PLATINUM MINES PROPRIETARY LIMITED

Name:		Name:

Office:	Director	Office:
	(who warrants his authority)	(who warrants his authority)

SIGNATURE PAGE

PLATEAU SECURITY SPV

Signed at Sandton on 12 December 2012.

For and on behalf of:		For and on behalf of:

MICAWBER 634 PROPRIETARY LIMITED		MICAWBER 634 PROPRETARY LIMITED

Name:	B.HARMSE	Name:

Office:	Director	Office:
	(who warrants his authority)	(who warrants his authority)

SIGNATURE PAGE

THE SENIOR AGENT

Signed at Johannesburg on 6th December 2012.

For and on behalf of:		For and on behalf of:

RUSTENBURG PLATINUM MINES LIMITED		RUSTENBURG PLATINUM MINES LIMITED

Name:	B. Nqwababa	Name:

Office:	Director	Office:
	(who warrants his authority)	(who warrants his authority)

SIGNATURE PAGE

THE SECURITY AGENT

Signed at Johannesburg on 6th December 2012.

For and on behalf of:		For and on behalf of:

RUSTENBURG PLATINUM MINES LIMITED		RUSTENBURG PLATINUM MINES LIMITED

Name:	B. Nqwababa	Name:

Office:	Director	Office:
	(who warrants his authority)	(who warrants his authority)

SIGNATURE PAGE

THE WORKING CAPITAL FACILITY LENDER

Signed at Johannesburg on 6th December 2012.

For and on behalf of:		For and on behalf of:

RUSTENBURG PLATINUM MINES LIMITED		RUSTENBURG PLATINUM MINES LIMITED

Name	B. Nqwababa	Name:

Office:	Director	Office:
	(who warrants his authority)	(who warrants his authority)

SIGNATURE PAGE

THE PELAWAN SPV

Signed at Sandton on 29 March 2013.

For and on behalf of:		For and on behalf of:

PELAWAN FINANCE SPV PROPRIETARY LIMITED		PELAWAN FINANCE SPV PROPRIETARY LIMITED

Name:	TM Motsisi	Name:

Office:	Director	Office:
	(who warrants his authority)	(who warrants his authority)

SIGNATURE PAGE

THE PELAWAN DIVIDEND TRUST

Signed at Sandton on 27 March 2013.

For and on behalf of:		For and on behalf of:

THE PELAWAN DIVIDEND TRUST		THE PELAWAN DIVIDEND TRUST

Name:	Tumelo Moatlhodi	Name:	Asna Chris Harold Motaung

Office:	Trustee	Office:	Trustee
	(who warrants his authority)		(who warrants his authority)